As filed with the Securities and Exchange Commission on May 10, 1995
                                                      Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                               ------------------
                             FORM S-1 AND FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                           CIT RV OWNER TRUST 1995-A
              (Issuer with respect to the Notes and Certificates)

                  THE CIT GROUP SECURITIZATION CORPORATION II
                   (Originator of the Trust described herein)

                          THE CIT GROUP HOLDINGS, INC.
                 (Issuer with respect to the Limited Guarantee)
               (Exact name as specified in originator's charter)

          Delaware                                         6146                                        22-3328188
          Delaware                             (Primary Standard Industrial                            13-2994534
(State or other jurisdiction                   Classification Code Number)                          (I.R.S. Employer
     of incorporation or                                                                         Identification Number)
        organization)

The CIT Group Securitization Corporation II        The CIT Group Holdings, Inc.
           650 CIT Drive                           1211 Avenue of the Americas
     Livingston, New Jersey  07039                   New York, New York 10036
          (201) 740-5000                                  (212) 536-1950
                    (Address of principal executive offices)
                               ------------------
                                ERNEST D. STEIN
             Executive Vice President, General Counsel & Secretary
                          The CIT Group Holdings, Inc.
                          1211 Avenue of the Americas
                            New York, New York 10036
                    (Name and address of agent for service)

                                   Copies to:

Paul N. Watterson, Esq.                          Reed D. Auerbach Esq.
SCHULTE ROTH & ZABEL                             Stroock & Stroock & Lavan
900 Third Avenue                                 7 Hanover Square
New York, New York  10022                        New York, New York  10004

                               ------------------
        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                               ------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                             Proposed              Proposed
                                                                              maximum               maximum
                                                        Amount               offering              aggregate             Amount of
       Title of each class of                            to be               price per             offering            Registration
    securities to be Registered                       Registered              unit(1)               price(1)               fee(1)
- ------------------------------------------------------------------------------------------------------------------------------------
Class A __% Asset Backed Notes                         $500,000                100%                $500,000               $173.00
- ------------------------------------------------------------------------------------------------------------------------------------
__% Asset Backed Certificates
- ---------------------------------------                $500,000                100%                $500,000               $173.00
Limited Guarantee of The CIT
Group Holdings, Inc. (2)
- ------------------------------------------------------------------------------------------------------------------------------------
Total                                                 $1,000,000               100%               $1,000,000              $346.00
====================================================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

     (2) To be issued in connection with issuance of the ___% Asset Backed Certificates.

                               ------------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                  The CIT Group Securitization Corporation II

                           CIT RV Owner Trust 1995-A

                              --------------------

                        Cross Reference Sheet Furnished
                   Pursuant to Rule 501(b) of Regulation S-K



                                                                        Caption or Location
     Item and Caption in Form S-1                                          in Prospectus
     ----------------------------                                    --------------------------
 1.  Forepart of Registration Statement and
     Outside Cover Page of Prospectus.............................   Forepart of Registration
                                                                     Statement and Outside Front
                                                                     Cover Page of Prospectus

 2.  Inside Front and Outside Back Cover Pages
     of Prospectus................................................   Inside Front Cover Page and
                                                                     Outside Back Cover Page of
                                                                     Prospectus

 3.  Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges...........................   Summary; Special
                                                                     Considerations; The Contract
                                                                     Pool

 4.  Use of Proceeds..............................................   Use of Proceeds

 5.  Determination of Offering Price..............................                 *

 6.  Dilution.....................................................                 *

 7.  Selling Security Holders.....................................                 *

 8.  Plan of Distribution.........................................   Underwriting

 9.  Description of Securities to be
     Registered...................................................   Summary; Structure of the
                                                                     Transaction; The Contract
                                                                     Pool; Pool Factors; The
                                                                     Notes; The Certificates

10.  Interests of Named Experts and Counsel.......................                 *

11.  Information With Respect to the
     Registrant...................................................   The CIT Group Securitization
                                                                     Corporation II, Seller

12.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities..................................................                 *


- --------------

*  Answer negative or item inapplicable.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED May __, 1995

                              $
                               ------------------

                           CIT RV Owner TRUST 1995-A
                  $          , Class A    % Asset Backed Notes

                   $               % Asset Backed Certificates

                               ------------------

                  THE CIT GROUP SECURITIZATION CORPORATION II
                                     Seller

                      THE CIT GROUP/SALES FINANCING, INC.
                                    Servicer

                               ------------------

     The CIT RV Owner Trust 1995-A (the "Trust" or the "Issuer") will be formed pursuant to a Trust Agreement, to be dated as of [June 1, 1995], between The CIT Group Securitization Corporation II (the "Company" or the "Seller") and __________________, as trustee (the "Owner Trustee"), and will issue Class A
___% Asset Backed Notes (the "Class A Notes") in the principal amount of $_____________ pursuant to an Indenture, to be dated as of [June 1, 1995], between the Issuer and _____________, as trustee (the "Indenture Trustee"). The Trust will also issue ___% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") in the principal amount of
$____________. The Certificates will have the benefit of a limited guarantee (the "Limited Guarantee") of The CIT Group Holdings, Inc. ("CIT") to protect against losses that would otherwise be absorbed by the Certificateholders. To the extent that funds on deposit in the Certificate Distribution Account are insufficient to pay the amounts to which the Certificateholders are entitled, CIT will be obligated to pay the Guarantee Payment (as defined herein). See "The Purchase Agreements and The Trust Documents--Credit Enhancement" herein.

     The assets of the Trust will include a pool of simple interest retail installment sale contracts (the "Initial Contracts") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies received under the Initial Contracts on and after [June 1, 1995] (the "Initial Cut-off Date"), security interests in the Initial Financed Vehicles, the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Reserve Fund, the Capitalized Interest Account and the Pre-Funding Account, in each case together with the proceeds thereof, the
proceeds from                                      (Continued on following page)

                               ------------------

       THE SECURITIES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT
             REPRESENT INTERESTS IN OR OBLIGATIONS OF THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC. OR ANY
                        OF THEIR RESPECTIVE AFFILIATES.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           Price to Public(1)         Underwriting Discounts           Proceeds to the
                                                                          and Commissions               Company(1)(2)

Per Class A Note                                       %                              %                              %

Per Certificate                                        %                              %                              %

Total                                       $                            $                              $

(1)  Plus accrued interest at the Class A Rate and the Pass-Through Rate, as appropriate, from ___________, 1995.

(2)  Before deducting expenses payable by the Company estimated at $______________.

                               ------------------

     The Notes and the Certificates are offered by the several Underwriters when, as and if issued by the Trust, delivered and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Securities will be delivered in book-entry form through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System, and in the case of the Notes, Cedel, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about June ___, 1995.

                               ------------------

CS FIRST BOSTON
- --------------------------------------------------------------------------------
                 The date of this Prospectus is ________, 1995.

claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain rights under the Sale and Servicing Agreement to be dated as of [June 1, 1995] (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Indenture Trustee. From time to time on or before [September 15, 1995], additional simple interest retail installment sale contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts after the related subsequent cut-off dates (each, a "Subsequent Cut-off Date"), security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account.

     The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account) pursuant to the Indenture. The Class A Notes will bear interest at the rate of ___% per annum. Interest on the Notes will generally be payable on the fifteenth day of each month (each, a "Distribution Date"), commencing [July 17, 1995]. Principal on the Notes will be payable on each Distribution Date to the extent described herein. The Certificates represent fractional undivided interests in the Trust. The Certificates will bear interest at the rate of ___% per annum (the "Pass-Through Rate") and will be distributed to Certificateholders on each Distribution Date. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to payment of interest and principal on the Notes. No principal will be paid on the Certificates until all of the Notes have been paid in full, except for payments of the Principal Liquidation Loss Amount (as defined herein), if any. The final scheduled Distribution Date for the Class A Notes will be the __________ Distribution Date. The final scheduled Distribution Date for the Certificates will be the __________ Distribution Date.

     There currently is no secondary market for the Securities and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             AVAILABLE INFORMATION

     The Company and CIT have filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust a Registration Statement combined on Form S-1 and Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including exhibits filed as part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated by reference therein, while complete in all material respects, do not necessarily describe all terms or provisions of such contract, agreement or other document. For a complete description, reference is made to each such contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated therein. CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange

Act"), and in accordance therewith, files reports and other information with the Commission. Such reports, copies of the Registration Statement, the exhibits thereto and other information may be inspected, without charge at the public reference facilities of the Commission at Room 1024 Judiciary Plaza, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of CIT are listed on the New York Stock Exchange and reports and other information concerning CIT can also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Commission thereunder. Such reports and other information filed on behalf of the Trust will be available for inspection as set forth above.


                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Notes and the Certificates. Securityholders may elect to hold their securities through any of DTC (in the United States) or Cedel or Euroclear (in Europe). DTC will forward such reports to Participants, Indirect Participants, Cedel Participants and Euroclear Participants. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by CIT are incorporated by reference in this Prospectus:

          (a) CIT's Annual Report on Form 10-K for the year ended December 31, 1994 together with the report of KPMG Peat Marwick LLP, independent certified public accountants, which report refers to a change in the method of accounting for post retirement benefits other than pensions in 1993;

          (b) CIT's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

          (c) CIT's Current Reports on Form 8-K dated January 8, 1995 and April 11, 1995.

     All documents filed by CIT pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     CIT will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:

                                 Corporate Secretary
                                 The CIT Group Holdings, Inc.
                                 1211 Avenue of the Americas
                                 New York, New York  10036
                                 (212) 536-1950

- --------------------------------------------------------------------------------

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus. Reference is made to the "Index of Principal Terms" for the location herein of defined terms and to the Glossary.

Issuer ....................................  CIT  RV  Owner  Trust  1995-A  (the
                                             "Trust"   or   the   "Issuer"),   a
                                             Delaware   business   trust  to  be
                                             formed by the  Seller and the Owner
                                             Trustee   pursuant   to  the  Trust
                                             Agreement  dated  as  of  [June  1,
                                             1995].

Seller ....................................  The   CIT   Group    Securitization
                                             Corporation II (the  "Company"),  a
                                             wholly-owned,    limited    purpose
                                             subsidiary   of   The   CIT   Group
                                             Holdings, Inc. ("CIT"). Neither CIT
                                             nor   any   of   its    affiliates,
                                             including  the  Company and The CIT
                                             Group/Sales     Financing,     Inc.
                                             ("CITSF"), has guaranteed,  insured
                                             or  is  otherwise   obligated  with
                                             respect to the  Securities,  except
                                             for the limited guarantee  provided
                                             by CIT in favor of the Certificate-
                                             holders  (the "Limited Guarantee").
                                             See   "Special   Considerations  --
                                             Limited Obligations".

Servicer ..................................  The CIT Group/Sales Financing, Inc.
                                             (in  such   capacity   referred  to
                                             herein   as  the   "Servicer"),   a
                                             wholly-owned subsidiary of CIT.

Indenture Trustee .........................       __________________, as trustee
                                             under the  Indenture to be dated as
                                             of [June 1, 1995]  (the  "Indenture
                                             Trustee").

Owner Trustee .............................     ____________________, as trustee
                                             under  the  Trust  Agreement  to be
                                             dated  as of [June  1,  1995]  (the
                                             "Owner Trustee" and,  together with
                                             the    Indenture    Trustee,    the
                                             "Trustees").

Special Considerations ....................  Certain  potential  risks and other
                                             considerations   are   particularly
                                             relevant to a decision to invest in
                                             any securities sold hereunder.  See
                                             "Special Considerations."

The Notes .................................  The CIT RV Owner Trust 1995-A Asset
                                             Backed  Notes  (the  "Notes")  will
                                             represent  obligations of the Trust
                                             secured  by the assets of the Trust
                                             (other    than   the    Certificate


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             Distribution   Account).  See  "The
                                             Notes--General".

                                             The  Trust  will  issue   $________
                                             aggregate principal amount of Class
                                             A  ___%  Asset  Backed  Notes  (the
                                             "Class  A  Notes")  pursuant  to an
                                             Indenture,  to be dated as of [June
                                             1,  1995],  between  the Issuer and
                                             the    Indenture    Trustee    (the
                                             "Indenture").   See  "The   Notes--
                                             General".

                                             The  Notes  will  be  offered   for
                                             purchase  in minimum  denominations
                                             of $1,000 and integral multiples of
                                             $1,000  thereof in book-entry  form
                                             only.   Definitive  Notes  will  be
                                             issued   only  under  the   limited
                                             circumstances   described   herein.
                                             Persons    acquiring     beneficial
                                             interests  in the  Notes  will hold
                                             their    interests    through   The
                                             Depository Trust Company ("DTC") in
                                             the United States or Cedel, societe
                                             anonyme  ("Cedel") or the Euroclear
                                             System   ("Euroclear")  in  Europe.
                                             "Certain   Information    Regarding
                                             the   Securities   --    Book-Entry
                                             Registration"  and  "--  Definitive
                                             Securities".


The Certificates .........................   The CIT RV Owner Trust  1995-A ___%
                                             Asset  Backed   Certificates   (the
                                             "Certificates"  and,  together with
                                             the Notes, the  "Securities")  will
                                             represent    fractional   undivided
                                             interests  in the  Trust.  See "The
                                             Certificates--General".

                                             The  Trust  will  issue   $________
                                             aggregate   principal   amount   of
                                             Certificates     (the     "Original
                                             Certificate Balance") pursuant to a
                                             Trust Agreement,  to be dated as of
                                             [June 1, 1995],  between the Seller
                                             and the Owner  Trustee  (the "Trust
                                             Agreement"). Payments in respect of
                                             the     Certificates     will    be
                                             subordinated  to  payments  on  the
                                             Notes   to   the   limited   extent
                                             described    herein.    See    "The
                                             Certificates--General".

                                             The Certificates  will be issued in
                                             minimum  denominations  of  $20,000
                                             and  integral  multiples  of $1,000
                                             thereof  in  book-entry  form only.
                                             Definitive   Certificates  will  be
                                             issued   only  under  the   limited
                                             circumstances   described   herein.
                                             See "Certain Information  Regarding
                                             the Securities--Book-Entry

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             Registration"   and   "--Definitive
                                             Securities".

Property of the Trust .....................  The  property  of  the  Trust  will primarily  include a pool of simple
                                             interest  retail  installment  sale
                                             contracts (the "Initial Contracts")
                                             secured   by  the  new   and   used
                                             recreational    vehicles   financed
                                             thereby  (the   "Initial   Financed
                                             Vehicles"), certain monies received
                                             under the Initial  Contracts on and
                                             after [June 1, 1995] (the  "Initial
                                             Cut-off Date"),  security interests
                                             in the Initial  Financed  Vehicles,
                                             the  Collection  Account,  the Note
                                             Distribution      Account,      the
                                             Certificate  Distribution  Account,
                                             the  Reserve   Fund  and  the  Pre-
                                             Funding   Account,   in  each  case
                                             together with the proceeds thereof,
                                             the  proceeds   from  claims  under
                                             certain   insurance   policies   in
                                             respect   of   individual   Initial
                                             Financed  Vehicles  or the  related
                                             Obligors  and certain  rights under
                                             the Sale and Servicing Agreement to
                                             be dated as of [June 1,  1995] (the
                                             "Sale  and  Servicing  Agreement"),
                                             among the Seller, the Servicer, and
                                             the Owner Trustee.

                                             From  time  to  time  on or  before
                                             [September  15,  1995],  additional
                                             simple interest retail  installment
                                             sale  contracts  (the   "Subsequent
                                             Contracts"  and,  together with the
                                             Initial Contracts, the "Contracts")
                                             secured   by  the  new   and   used
                                             recreational    vehicles   financed
                                             thereby (the  "Subsequent  Financed
                                             Vehicles"  and,  together  with the
                                             Initial  Financed   Vehicles,   the
                                             "Financed    Vehicles"),    certain
                                             monies     received    under    the
                                             Subsequent   Contracts   after  the
                                             related  Subsequent  Cut-off Dates,
                                             security     interests    in    the
                                             Subsequent  Financed  Vehicles  and
                                             proceeds  from claims under certain
                                             insurance  policies  in  respect of
                                             individual    Subsequent   Financed
                                             Vehicles  or the  related  Obligors
                                             will be purchased by the Trust from
                                             the Seller  from  monies on deposit
                                             in  the  Pre-Funding  Account.  See
                                             "The Trust Property".

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

The Contracts .............................  The Trust will consist primarily of
                                             installment   sale   contracts  for
                                             recreational vehicles originated by
                                             recreational     vehicle    dealers
                                             ("Dealers") in the ordinary  course
                                             of business  and  acquired by CITSF
                                             or the CIT Group/Consumer  Finance,
                                             Inc.  (NY)   ("CITCF-NY")   in  the
                                             ordinary  course  of its  business.
                                             The  Financed  Vehicles  consist of
                                             motor  homes,  travel  trailers and
                                             other    types   of    recreational
                                             vehicles.  See "The Contract Pool".
                                             On or prior to the date of issuance
                                             of  the  Securities  (the  "Closing
                                             Date"),    CITCF-NY    will    sell
                                             contracts  to CITSF  pursuant  to a
                                             Sale and  Purchase  Agreement to be
                                             dated as of [June 1,  1995],  CITSF
                                             will sell the Initial  Contracts to
                                             the Company  pursuant to a Purchase
                                             Agreement  to be  dated as of [June
                                             1, 1995] (the "Purchase Agreement")
                                             and  the  Company   will  sell  the
                                             Initial   Contracts  to  the  Trust
                                             pursuant to the Sale and  Servicing
                                             Agreement.

                                             As of the Initial Cut-off Date, the
                                             Initial  Contracts had an aggregate
                                             principal balance of $__________, a
                                             weighted average original  maturity
                                             of  ____  months  and  a  remaining
                                             weighted  average  maturity of ____
                                             months. The final scheduled payment
                                             date on the Contract  with the last
                                             maturity  occurs in _______,  ____.
                                             See "The Contract Pool".

                                             From  time to time on or  prior  to
                                             [September  15, 1995],  pursuant to
                                             the Sale and  Servicing  Agreement,
                                             CITSF  will be  obligated  to sell,
                                             and the Company  will be  obligated
                                             to purchase,  Subsequent  Contracts
                                             at a  purchase  price  equal to the
                                             aggregate  principal amount thereof
                                             as of the first day in the  related
                                             month  of  transfer  designated  by
                                             CITSF  and  the  Company  (each,  a
                                             "Subsequent     Cut-off     Date").
                                             Pursuant to the Sale and  Servicing
                                             Agreement    and    one   or   more
                                             subsequent    transfer   agreements
                                             (each,   a   "Subsequent   Transfer
                                             Agreement") among the Company,  the
                                             Servicer and the Owner Trustee, and
                                             subject  to  the   satisfaction  of
                                             certain    conditions     described
                                             herein,  the  Company  will in turn
                                             sell the  Subsequent  Contracts  to
                                             the Trust at a purchase price

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                                      -8-

- --------------------------------------------------------------------------------

                                             equal  to the  amount  paid  by the
                                             Company    to   CITSF    for   such
                                             Subsequent     Contracts,     which
                                             purchase  price  shall be paid from
                                             monies on deposit in the PreFunding
                                             Account.  The  aggregate  principal
                                             balance of the Subsequent Contracts
                                             to be conveyed to the Trust  during
                                             the Funding  Period will not exceed
                                             $____________. Subsequent Contracts
                                             will be  transferred  from CITSF to
                                             the Company and from the Company to
                                             the  Trust  on  the   Business  Day
                                             specified  by CITSF and the Company
                                             during   the  month  in  which  the
                                             related   Subsequent  Cut-off  Date
                                             occurs    (each,    a   "Subsequent
                                             Transfer Date").

The Pre-Funding Account ...................  The  Pre-Funding  Account  will  be maintained  with the Owner  Trustee
                                             and  is  designed  solely  to  hold
                                             funds to be  applied  by the  Owner
                                             Trustee  during the Funding  Period
                                             to pay to the Company the  purchase
                                             price  for  Subsequent   Contracts.
                                             Monies  on   deposit  in  the  Pre-
                                             Funding   Account   will   not   be
                                             available  to cover losses on or in
                                             respect of the Contracts.

                                             On  the   Closing   Date  the  Pre-
                                             Funding  Account  will  be  created
                                             with an initial  deposit,  from the
                                             proceeds  of  the  Securities,   of
                                             $____________    (the   "Pre-Funded
                                             Amount"). The "Funding Period" will
                                             be the period from the Closing Date
                                             until the  earliest to occur of (i)
                                             the date on  which  the  amount  on
                                             deposit in the  Pre-Funding Account
                                             is less  than  $100,000,  (ii)  the
                                             date on which  an Event of  Default
                                             occurs under the  Indenture,  (iii)
                                             the  date  on   which  a   Servicer
                                             Default  occurs  under the Sale and
                                             Servicing   Agreement,   (iv)   the
                                             insolvency  of the Company,  CITSF,
                                             CITCF-NY or CIT or (v) the close of
                                             business on  [September  15, 1995].
                                             During the Funding  Period,  on one
                                             or more Subsequent  Transfer Dates,
                                             the   Pre-Funded   Amount  will  be
                                             applied  to   purchase   Subsequent
                                             Contracts  from  the  Company.  The
                                             Company expects that the Pre-Funded
                                             Amount will be reduced to less than
                                             $100,000 by  [September  15, 1995],
                                             although no assurance  can be given
                                             that this will in fact  occur.  Any
                                             portion  of the  Pre-Funded  Amount

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             remaining  on  deposit  in the Pre-
                                             Funding  Account  at the end of the
                                             Funding  Period  will be payable as
                                             principal to Noteholders.

Capitalized Interest Account ..............  On the Closing  Date  approximately
                                             $__________  of the  proceeds  from
                                             the sale of the Securities  will be
                                             deposited   into  an  account  (the
                                             "Capitalized  Interest Account") in
                                             the name of the  Owner  Trustee  on
                                             behalf   of  the   Securityholders.
                                             Amounts     deposited     in    the
                                             Capitalized  Interest  Account will
                                             be used on the  July  1995,  August
                                             1995     and     September     1995
                                             Distribution  Dates, if applicable,
                                             to fund the excess,  if any, of (i)
                                             the  product  of (x)  the  weighted
                                             average of the Class A Rate and the
                                             Pass-Through  Rate as of the  first
                                             day of the related Interest Accrual
                                             Period  and  (y)  the   undisbursed
                                             funds     (excluding     investment
                                             earnings)   in    the   Pre-Funding
                                             Account  (as of the last day of the
                                             related Due  Period)  over (ii) the
                                             amount of any  investment  earnings
                                             on funds in the Pre-Funding Account
                                             that are  available to pay interest
                                             on  the  Securities  on  each  such
                                             Distribution   Date.   Any  amounts
                                             remaining   in   the    Capitalized
                                             Interest Account on the last day of
                                             the Funding Period and not used for
                                             such  purposes will be deposited in
                                             the Note  Distribution  Account and
                                             be available for distributions,  as
                                             described   herein,  on  the  first
                                             Distribution Date thereafter or, if
                                             the end of the Funding Period is on
                                             a Distribution  Date,  then on such
                                             date.

Distribution Dates ........................  Payments of interest and  principal on the  Securities  will be made on
                                             the fifteenth day of each month or,
                                             if any such  day is not a  Business
                                             Day,   on   the   next   succeeding
                                             Business Day (each, a "Distribution
                                             Date"), commencing [July 17, 1995].
                                             Payments on the  Securities on each
                                             Distribution  Date  will be made to
                                             the   holders   of  record  of  the
                                             related   Securities   on  the  day
                                             immediately      preceding     such
                                             Distribution  Date or, in the event
                                             Definitive   Securities  have  been
                                             issued,  on  the  last  day  of the
                                             month  immediately   preceding  the
                                             month  in

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             which such Distribution Date occurs
                                             (each,  a  "Record   Date"). To the
                                             extent not previously  paid in full
                                             prior to such time, the outstanding
                                             principal amount of (i) the Class A
                                             Notes    will   be    payable    on
                                             ____________  (the  "Class  A Final
                                             Scheduled  Distribution  Date") and
                                             (ii)  the   Certificates   will  be
                                             payable  on  ________________  (the
                                             "Certificate     Final    Scheduled
                                             Distribution Date").

                                             A  "Business  Day" is any day other
                                             than a Saturday,  Sunday or any day
                                             on which  banking  institutions  or
                                             trust  companies in the City of New
                                             York or ___________  are authorized
                                             by  law,  regulation  or  executive
                                             order to be closed.

Interest Accrual Period ...................  The  period for which  interest  is payable on a  Distribution  Date on
                                             the Securities  shall be the period
                                             from the most  recent  Distribution
                                             Date on  which  interest  has  been
                                             paid to but excluding the following
                                             Distribution  Date,  or in the case
                                             of the  initial  Distribution  Date
                                             from  [___________,  1995]  to  but
                                             excluding the initial  Distribution
                                             Date (each,  an  "Interest  Accrual
                                             Period").

Due Period ................................  With  respect  to any  Distribution
                                             Date,   the  "Due  Period"  is  the
                                             period   during  which   principal,
                                             interest and fees will be collected
                                             on the  Contracts  for  application
                                             towards  the  payment of  principal
                                             and interest to the Securityholders
                                             and  the  payment  of  fees on such
                                             Distribution Date. The "Due Period"
                                             will   be   the   calendar    month
                                             immediately      preceding      the
                                             Distribution  Date.  The  first Due
                                             Period will commence on and include
                                             [June 1,  1995] and will end on and
                                             include [June 30, 1995].

Determination Date ........................  The  "Determination  Date"  is  the
                                             third  Business  Day  prior to each
                                             Distribution    Date.    On    each
                                             Determination  Date,  the Indenture
                                             Trustee will  determine  the amount
                                             in the  Collection  Account and the
                                             Reserve    Fund    available    for
                                             distribution    on   the    related
                                             Distribution    Date   and    shall

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             allocate  such amounts  between the
                                             Notes  and  the   Certificates   as
                                             described   under   "The   Purchase
                                             Agreements and the Trust  Documents
                                             --   Distributions".   Payments  to
                                             Securityholders  shall  be  made on
                                             each     Distribution    Date    in
                                             accordance with such allocations.

Terms of the Notes ........................  The  principal  terms of the  Notes will be as described below:

     A.  Interest Rate ....................  The   Class  A  Notes   will   bear
                                             interest  at the  rate of ___%  per
                                             annum (the "Class A Rate").

     B.  Interest .........................  Interest    on   the    outstanding
                                             principal  amount of the Notes will
                                             accrue at the  Class A Rate  during
                                             the   Interest    Accrual   Period.
                                             Interest  will be calculated on the
                                             basis of a 360-day year  consisting
                                             of twelve 30-day  months.  See "The
                                             Notes--Payment of Interest".

     C.  Principal ........................  Principal  of  the  Notes  will  be payable on each  Distribution  Date
                                             in an amount equal to the Principal
                                             Distribution Amount,  calculated as
                                             described         under        "The
                                             Notes--Payments  of Principal",  to
                                             the extent of the Available  Amount
                                             (as  defined  under  "The  Purchase
                                             Agreements     and    The     Trust
                                             Documents--Distributions"   herein)
                                             remaining  after the  Servicer  has
                                             been reimbursed for any outstanding
                                             Advances  and  has  been  paid  the
                                             Servicing Fee (including any unpaid
                                             Servicing  Fee with  respect to one
                                             or   more   prior   Due    Periods)
                                             (collectively,     the    "Servicer
                                             Payment") and following the payment
                                             of interest due on the Notes.

                                             The unpaid principal balance of the
                                             Notes  will be payable on the Class
                                             A  Final   Scheduled   Distribution
                                             Date. See "The  Notes--Payments  of
                                             Principal".

     D.  Redemption .......................  The  Notes   will  be   subject  to
                                             mandatory redemption in part in the
                                             event  that  any   portion  of  the
                                             Pre-Funded    Amount   remains   on
                                             deposit in the Pre-Funding  Account
                                             at the end of the  Funding  Period.
                                             See    "The   Notes  --  Mandatory
                                             Redemption"       and      "Certain
                                             Information      Regarding      the
                                             Securities   --   The   Pre-Funding

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             Account;  Mandatory  Redemption and
                                             Prepayment of the Securities".

                                             In  the   event   of  an   Optional
                                             Purchase   or  Auction   Sale,   as
                                             described  herein,  the outstanding
                                             Notes  will  be   redeemed,   at  a
                                             redemption   price   equal  to  the
                                             unpaid   principal  amount  of  the
                                             Class A Notes plus accrued interest
                                             thereon  at the  Class A Rate.  See
                                             "Summary--Optional       Purchase",
                                             "--Auction     Sale"    and    "The
                                             Notes--Optional Redemption".

Terms of the Certificates .................  The   principal    terms   of   the
                                             Certificates  will be as  described
                                             below:

     A.  Pass-Through Rate ................  The Certificates will bear interest at the rate of ___% per annum  (the
                                             "Pass-Through Rate").

     B.  Interest .........................  On  each  Distribution   Date,  the
                                             Owner Trustee will  distribute  pro
                                             rata   to   Certificateholders   of
                                             record  as of  the  related  Record
                                             Date  interest  accrued  during the
                                             related Interest Accrual Period, in
                                             an amount equal to  one-twelfth  of
                                             the  product  of  the  Pass-Through
                                             Rate  and the  Certificate  Balance
                                             (the  "Certificate  Balance" is the
                                             Original     Certificate    Balance
                                             reduced   by   all    distributions
                                             allocable  to  principal   actually
                                             made to  Certificateholders)  as of
                                             the  first  day of the  immediately
                                             preceding  Due Period (after giving
                                             effect    to    distributions    of
                                             principal   to  be   made   on  the
                                             Distribution Date occurring in such
                                             immediately  preceding Due Period).
                                             Such  distributions  generally will
                                             be  made  to  the   extent  of  the
                                             Available Amount after the Servicer
                                             has   been   reimbursed   for   any
                                             outstanding  Advances  and has been
                                             paid  the   Servicer   Payment  and
                                             interest  and  principal  has  been
                                             paid  in   respect  of  the  Notes.
                                             Interest  will be calculated on the
                                             basis of a 360-day year  consisting
                                             of  twelve   30-day   months.   The
                                             rights  of   Certificateholders  to
                                             receive  distributions  of interest
                                             will be  subordinated to the rights
                                             of Noteholders to receive  interest
                                             and principal, as described herein.
                                             See       "The       Certificates--
                                             Distributions of Interest".


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     C.  Principal ........................  On  each  Distribution  Date  on or
                                             after  the  Distribution   Date  on
                                             which the  Class A Notes  have been
                                             paid  in  full   (the   "Cross-Over
                                             Date"),     principal     of    the
                                             Certificates  will be payable in an
                                             amount   generally   equal  to  the
                                             Principal Distribution Amount. Such
                                             principal  payments  will be funded
                                             to  the  extent  of  the  Available
                                             Amount remaining after the Servicer
                                             has   been   reimbursed   for   any
                                             outstanding  Advances  and has been
                                             paid the Servicer Payment,  and the
                                             interest  due on  the  Certificates
                                             has  been   paid.   The  rights  of
                                             Certificateholders    to    receive
                                             distributions  of principal will be
                                             subordinated   to  the   rights  of
                                             Noteholders        to       receive
                                             distributions   of   interest   and
                                             principal and following the payment
                                             of  distributions  of  interest  in
                                             respect of the  Certificates and to
                                             the extent described herein.

                                             On each Distribution Date, prior to
                                             the     Cross-Over     Date,    the
                                             Certificateholders will be entitled
                                             to receive, pursuant to the Limited
                                             Guarantee,       the      Principal
                                             Liquidation  Loss  Amount  for such
                                             Distribution  Date.  The "Principal
                                             Liquidation  Loss  Amount"  for any
                                             Distribution  Date  will  equal the
                                             amount, if any, by which the sum of
                                             the aggregate outstanding principal
                                             balance   of  the   Notes  and  the
                                             Certificate  Balance  (after giving
                                             effect  to  all   distributions  of
                                             principal   on  such   Distribution
                                             Date)   exceeds   the  sum  of  the
                                             aggregate  principal balance of the
                                             Contracts (the "Pool Balance") plus
                                             the amounts remaining on deposit in
                                             the Pre-Funding   Account,  if any,
                                             at the  close  of  business  on the
                                             last day of the related Due Period.
                                             The  Principal   Liquidation   Loss
                                             Amount  represents future principal
                                             payments  on  the  Contracts  that,
                                             because of the subordination of the
                                             Certificates and liquidation losses
                                             on the Contracts,  will not be paid
                                             to the Certificateholders.

     D.  Repayment ........................  In  the   event   of  an   Optional
                                             Purchase  or  Auction   Sale,   the
                                             Certificates  will be redeemed at a
                                             redemption   price   equal  to  the
                                             Certificate  Balance  plus  accrued

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             interest   thereon   at  the  Pass-
                                             Through   Rate.    See   "Summary--
                                             Optional   Purchase",    "--Auction
                                             Sale"   and   "The   Certificates--
                                             Optional Prepayment".

Mandatory Prepayment ......................  The Notes  will be  prepaid in part
                                             on    the     Distribution     Date
                                             immediately  succeeding  the day on
                                             which the  Funding  Period ends (or
                                             on the  Distribution  Date on which
                                             the  Funding  Period  ends  if  the
                                             Funding    Period    ends    on   a
                                             Distribution  Date)  in  the  event
                                             that any portion of the  Pre-Funded
                                             Amount  remains  on  deposit in the
                                             Pre-Funding  Account  after  giving
                                             effect  to the  acquisition  by the
                                             Seller and the sale to the Trust of
                                             all Subsequent Contracts, including
                                             any such acquisition and conveyance
                                             on the  date on which  the  Funding
                                             Period    ends    (a     "Mandatory
                                             Prepayment").   The  amount  to  be
                                             distributed   to   Noteholders   in
                                             connection   with   any   Mandatory
                                             Prepayment will equal the remaining
                                             Pre-Funded Amount.

Subordination of the Certificates;
   Reserve Fund ...........................  The       rights       of       the
                                             Certificateholders    to    receive
                                             distributions  with  respect to the
                                             Contracts will be  subordinated  to
                                             the   rights   of   the   Class   A
                                             Noteholders,    to    the    extent
                                             described       herein.        This
                                             subordination    is   intended   to
                                             enhance  the  likelihood  of timely
                                             receipt by Class A  Noteholders  of
                                             the full  amount  of  interest  and
                                             principal  required  to be  paid to
                                             them,  and to afford  such  Class A
                                             Noteholders    limited   protection
                                             against  losses in  respect  of the
                                             Contracts.

                                             No distribution will be made to the
                                             Certificateholders      on      any
                                             Distribution Date in respect of (i)
                                             interest  or  principal  until  the
                                             full   amount   of   interest   and
                                             principal  on  the  Class  A  Notes
                                             payable on such  Distribution  Date
                                             has been distributed to the Class A
                                             Noteholders   and  (ii)   principal
                                             until the  Class A Notes  have been
                                             paid   in    full,    other    than
                                             distributions  in  respect  of  the
                                             Principal Liquidation Loss Amount.

                                             The  protection   afforded  to  the
                                             Class   A   Noteholders    by   the

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             subordination   feature   described
                                             above will be effected  both by the
                                             preferential  right of the  Class A
                                             Noteholders  to  receive,   to  the
                                             extent  described  herein,  current
                                             distributions  from  collections on
                                             or in respect of the  Contracts and
                                             by   the    establishment    of   a
                                             segregated trust account maintained
                                             by the  Indenture  Trustee  for the
                                             benefit of the Class A  Noteholders
                                             (the "Reserve Fund").

                                             The  Reserve  Fund will be  created
                                             with an  initial  deposit  from the
                                             proceeds   of  the   sale   of  the
                                             Securities.   The  initial  deposit
                                             will  be in the  form  of  cash  or
                                             Eligible Investments (as defined in
                                             "The  Purchase  Agreements  and The
                                             Trust  Documents"  herein) maturing
                                             on  or   prior   to   the   initial
                                             Distribution   Date  and  having  a
                                             value of $__________  (the "Reserve
                                             Fund Initial Deposit"). The Reserve
                                             Fund   Initial   Deposit   will  be
                                             maintained  or  augmented by Excess
                                             Amounts  which  will  be  deposited
                                             from  time to  time in the  Reserve
                                             Fund  to the  extent  necessary  to
                                             maintain  the  Reserve  Fund  at an
                                             amount   equal  to  the   Specified
                                             Reserve   Fund   Balance.   "Excess
                                             Amounts"    in    respect    of   a
                                             Distribution   Date   will  be  all
                                             interest   collections   on  or  in
                                             respect of the Contracts on deposit
                                             in  the   Collection   Account   in
                                             respect of such Distribution  Date,
                                             after   the   Servicer   has   been
                                             reimbursed   for  any   outstanding
                                             Advances  and  has  been  paid  the
                                             Servicer  Payment and after  giving
                                             effect  to  all   distributions  of
                                             interest and principal  required to
                                             be made to the holders of the Class
                                             A Notes and the  Certificateholders
                                             on such Distribution  Date. Amounts
                                             in   the   Reserve   Fund   on  any
                                             Distribution   Date  (after  giving
                                             effect to all distributions made on
                                             such  Distribution  Date) in excess
                                             of  the   Specified   Reserve  Fund
                                             Balance for such  Distribution Date
                                             generally  will be  released to the
                                             Affiliated  Purchaser  (as  defined
                                             herein).   The  "Specified  Reserve
                                             Fund  Balance"  with respect to any
                                             Distribution  Date will be equal to
                                             $_______,  except that in the event
                                             that on any  Distribution  Date (i)

- --------------------------------------------------------------------------------

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                                             the  annualized   average  for  the
                                             three  preceding Due Periods of the
                                             ratio  of  net  losses  (i.e.,  the
                                             balances of all Contracts which are
                                             determined to be  uncollectible  in
                                             the   Due    Period,    less    any
                                             Liquidation  Proceeds)  to the Pool
                                             Balance as of the first day of each
                                             such Due  Period  exceeds  ____% or
                                             (ii)  the  average  for  the  three
                                             preceding  Due Periods of the ratio
                                             of the  number  of  Contracts  that
                                             have been  repossessed  but not yet
                                             sold or are  delinquent  __ days or
                                             more to the  outstanding  number of
                                             Contracts  exceeds  ___%,  then the
                                             Specified  Reserve Fund Balance for
                                             such  Distribution Date shall be an
                                             amount equal to the  percentage  of
                                             the Pool  Balance  as of the  first
                                             day of such Due  Period  determined
                                             by deducting  from ____ percent the
                                             following fraction,  expressed as a
                                             percentage:   (x)  1  minus  (y)  a
                                             fraction, the numerator of which is
                                             the  Certificate  Balance  and  the
                                             denominator  of  which  is the Pool
                                             Balance  (both as of the  first day
                                             of  such  Due  Period),  but  in no
                                             event shall the  Specified  Reserve
                                             Fund    Balance    be   more   than
                                             $________,  or less than $________.
                                             On any  Distribution  Date on which
                                             the   aggregate   balance   of  the
                                             Certificates  is  $________ or less
                                             after     giving      effect     to
                                             distributions on such  Distribution
                                             Date,  the  Specified  Reserve Fund
                                             Balance shall be the greater of the
                                             amount set forth in the immediately
                                             preceding  sentence or $__________.
                                             The  Reserve  Fund will be property
                                             of the Trust. The Reserve Fund will
                                             not provide credit  enhancement for
                                             the Certificates.

                                             To the  extent  that the  Available
                                             Amount, after the Servicer has been
                                             reimbursed   for  any   outstanding
                                             Advances  and  has  been  paid  the
                                             Servicer Payment,  is less than the
                                             interest and  principal  payable to
                                             the     Noteholders     on     such
                                             Distribution  Date,  the  Indenture
                                             Trustee  will  transfer  funds from
                                             the  Reserve  Fund in the amount of
                                             the  deficiency  to the  Collection
                                             Account  and  from  the  Collection
                                             Account  to the  Note  Distribution
                                             Account.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Guarantee Payments to
Certificateholders under
the Limited Guarantee of CIT ..............  In order to mitigate  the effect of
                                             the     subordination     of    the
                                             Certificates and liquidation losses
                                             and delinquencies on the Contracts,
                                             the Certificateholders are entitled
                                             to  receive  on  each  Distribution
                                             Date  the   amount   equal  to  the
                                             Guarantee  Payment,  if any,  under
                                             the Limited Guarantee of CIT. Prior
                                             to the Cross-Over  Date and subject
                                             to the Guarantee Payment Limit, the
                                             "Guarantee  Payment" will equal the
                                             amount,  if any,  by which  (a) the
                                             sum of (i) the  amount of  interest
                                             payable  to the  Certificateholders
                                             for  such  Distribution  Date,  and
                                             (ii) the Principal Liquidation Loss
                                             Amount,  if  any,  exceeds  (b) the
                                             Amount   Available   remaining  for
                                             distribution         to         the
                                             Certificateholders     after    the
                                             Servicer  has been  reimbursed  for
                                             any  outstanding  Advances  and has
                                             been paid the Servicer  Payment and
                                             distributions   of   interest   and
                                             principal  have  been  paid  to the
                                             Noteholders  on  such  Distribution
                                             Date. On each  Distribution Date on
                                             or after  the  Cross-Over  Date and
                                             subject  to the  Guarantee  Payment
                                             Limit, the "Guarantee Payment" will
                                             equal the amount,  if any, by which
                                             (a)  the  sum  of  the   amount  of
                                             interest and  principal  payable to
                                             the   Certificateholders   on  such
                                             Distribution  Date  exceeds (b) the
                                             Amount  Available  remaining  after
                                             the  Servicer  has been  reimbursed
                                             for any  outstanding  Advances  and
                                             has been paid the Servicer  Payment
                                             and  distributions  of interest and
                                             principal,  if any,  have been paid
                                             to   the    Noteholders   on   such
                                             Distribution Date.

                                             In  no  event  will  the  aggregate
                                             amount   paid  under  the   Limited
                                             Guarantee  (including the Principal
                                             Liquidation   Loss  Amount)  exceed
                                             $          (the "Guarantee  Payment
                                             Limit").

                                             The  Limited  Guarantee  will be an
                                             unsecured general obligation of CIT
                                             and  will not be  supported  by any
                                             letter of  credit  or other  credit
                                             enhancement     arrangement.     As
                                             compensation   for   providing  the
                                             Limited  Guarantee,   CIT  will  be
                                             entitled  to  receive  a  Guarantee

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             Fee (the  "Guarantee  Fee") on each
                                             Distribution  Date equal to 1/12 of
                                             the  product  of  [0.25%]  and  the
                                             aggregate   outstanding   principal
                                             balance of the  Contracts as of the
                                             end  of  the   second   Due  Period
                                             preceding  such  Distribution  Date
                                             (or,  in  the  case  of  the  first
                                             Distribution   Date,   the  Initial
                                             Cut-off Date).

Monthly Advances ..........................  With respect to each Contract as to which  there has  been an  Interest
                                             Shortfall  during the  related  Due
                                             Period   (other  than  an  Interest
                                             Shortfall  arising  from a Contract
                                             which has been  prepaid  in full or
                                             which has been  subject to a Relief
                                             Act Reduction  (as defined  herein)
                                             during the related Due Period), the
                                             Servicer shall advance funds in the
                                             amount of such  Interest  Shortfall
                                             (each,  a  "Monthly  Advance")  but
                                             only  to  the   extent   that   the
                                             Servicer,   in   its   good   faith
                                             judgement,  expects to recover such
                                             Monthly   Advance  from  subsequent
                                             collections    with    respect   to
                                             interest on such  Contract  made by
                                             or  on   behalf   of  the   Obligor
                                             thereunder  (the  "Obligor"),   net
                                             liquidation  proceeds or  insurance
                                             proceeds   with   respect  to  such
                                             Contract.  The  Servicer  shall  be
                                             reimbursed for any Monthly  Advance
                                             from  subsequent  collections  with
                                             respect  to such  Contract.  If the
                                             Servicer  determines  in  its  good
                                             faith     judgement     that     an
                                             unreimbursed  Monthly Advance shall
                                             not ultimately be recoverable  from
                                             such   collections,   the  Servicer
                                             shall   be   reimbursed   for  such
                                             Monthly Advance from collections on
                                             all Contracts and withdrawals  from
                                             the Reserve Fund. The Servicer will
                                             not advance funds in respect of the
                                             principal    component    of    any
                                             scheduled    payment.    See   "The
                                             Purchase  Agreements  and The Trust
                                             Documents--Monthly Advances".

                                             "Interest   Shortfall"  means  with
                                             respect  to any  Contract  and  any
                                             Distribution  Date,  the  excess of
                                             (x) the sum of (i) the  product  of
                                             one-twelfth of the weighted average
                                             of the  Pass-through  Rate  and the
                                             Class  A  Rate  multiplied  by  the
                                             outstanding   principal  amount  of
                                             such  Contract  as  of   the   last

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             day of  the  second  preceding  Due
                                             Period  (or,  in  the  case  of the
                                             first Due Period, as of the Initial
                                             Cut-off  Date)  calculated  on  the
                                             basis of a 360-day  year  comprised
                                             of twelve  30-day  months  and (ii)
                                             the  product  of (A) the  Servicing
                                             Fee  Rate,   (B)  the   outstanding
                                             principal  amount of such  Contract
                                             as of the  last  day of the  second
                                             preceding  Due Period  (or,  in the
                                             case of the first Due Period, as of
                                             the Initial Cut-off Date) and (C) a
                                             fraction, the numerator of which is
                                             the  number of days in the  related
                                             Due Period and the  denominator  of
                                             which is 365,  over (y) the  amount
                                             of  interest   collected   on  such
                                             Contract in the related Due Period.

Non-Reimbursable Payments .................  With respect to each Contract as to which  there  has been an  Interest
                                             Shortfall in the related Due Period
                                             arising from either a prepayment in
                                             full of such  Contract  or a Relief
                                             Act  Reduction  in  respect of such
                                             Contract  during  such Due  Period,
                                             the  Sale and  Servicing  Agreement
                                             will   require   the   Servicer  to
                                             deposit into the Collection Account
                                             on  the  Business  Day  immediately
                                             preceding       the       following
                                             Distribution   Date,   without  the
                                             right of subsequent  reimbursement,
                                             an  amount  equal to such  Interest
                                             Shortfall    (a   "Non-Reimbursable
                                             Payment").

Servicing Fees ............................  The   Servicer   shall   receive  a
                                             monthly fee (the "Servicing  Fee"),
                                             payable on each Distribution  Date,
                                             equal to the sum of (i) the product
                                             of 1.00% per annum (the  "Servicing
                                             Fee Rate") and the Pool  Balance as
                                             of  the  last  day  of  the  second
                                             preceding  Due Period  (or,  in the
                                             case  of  the  first   Distribution
                                             Date,  as of  the  Initial  Cut-off
                                             Date),  based on the number of days
                                             in such Due  Period  and a  365-day
                                             year,   and  (ii)  any   investment
                                             earnings  on  amounts on deposit in
                                             the    Collection    Account.    In
                                             addition,   the  Servicer  will  be
                                             entitled  to collect and retain any
                                             late,  prepayment,   extension  and
                                             administrative   fees  or   similar
                                             charges  ("Late  Fees") paid by the
                                             Obligors.    See   "The    Purchase
                                             Agreements     and    The     Trust

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             Documents--Servicing Compensation."

Optional Purchase
of the Contracts ..........................  At its option, CITSF or the Company may purchase  all the  Contracts on
                                             any Distribution  Date on which the
                                             Pool  Balance is 10% or less of the
                                             Initial Pool Balance, at a purchase
                                             price determined as described under
                                             "The  Purchase  Agreements  and The
                                             Trust  Documents--Termination." The
                                             "Initial Pool  Balance"  equals the
                                             sum of (i) the Pool  Balance  as of
                                             the Initial  Cut-off  Date and (ii)
                                             the aggregate  principal balance of
                                             all Subsequent  Contracts  added to
                                             the  Trust as of  their  respective
                                             subsequent Cut-off Dates.

Auction Sale ..............................  Within   ten   days   following   a
                                             Distribution  Date as of which  the
                                             Pool  Balance  is 5% or less of the
                                             Initial Pool  Balance,  the Trustee
                                             shall solicit bids for the purchase
                                             of the  Contracts  remaining in the
                                             Trust.    In   the    event    that
                                             satisfactory  bids are  received as
                                             described    in    "The    Purchase
                                             Agreements     and    The     Trust
                                             Documents--Termination,"  the  sale
                                             proceeds  will  be  distributed  to
                                             Certificateholders  on  the  second
                                             Distribution  Date  succeeding such
                                             Record Date. If  satisfactory  bids
                                             are not received, the Trustee shall
                                             decline to sell the  Contracts  and
                                             shall not be under  any  obligation
                                             to  solicit  any  further  bids  or
                                             otherwise   negotiate  any  further
                                             sale  of the  Contracts.  See  "The
                                             Purchase  Agreements  and The Trust
                                             Documents--Termination."

Ratings ...................................  It is a condition  to the  issuance of the Securities  that the Class A
                                             Notes be rated  ___      by Moody's
                                             Investors Service, Inc. ("Moody's")
                                             and      ___  by  Standard & Poor's
                                             Ratings Group  ("Standard & Poor's"
                                             and  together  with  Moody's,   the
                                             "Rating    Agencies")    and    the
                                             Certificates be rated __ by Moody's
                                             and __  by  Standard & Poor's.  The
                                             ratings of the Class A  Notes  will
                                             be based  primarily  on  the  value
                                             of the Initial Contracts,  the Pre-
                                             Funding  Account, the terms of  the
                                             Securities  and  the  Reserve Fund.
                                             The  ratings  of  the  Certificates

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             will  be  based  primarily  on  the
                                             Limited Guarantee  provided by CIT.
                                             The   foregoing   ratings   do  not
                                             address  the  likelihood  that  the
                                             Securities    will    be    retired
                                             following the sale of the Contracts
                                             by the Trustee as  described  above
                                             under  "Auction  Sale" or "Optional
                                             Purchase by CITSF". See "Rating."

                                             There can be no assurance  that any
                                             rating  will  remain in  effect for
                                             any given  period of time or that a
                                             rating   will  not  be  lowered  or
                                             withdrawn by the  assigning  Rating
                                             Agency   if,   in  its   judgement,
                                             circumstances  so  warrant.  In the
                                             event  that  the  rating  initially
                                             assigned  to  the   Securities   is
                                             subsequently  lowered or  withdrawn
                                             for any reason, no person or entity
                                             will be  obligated  to provide  any
                                             additional credit  enhancement with
                                             respect to such  Securities.  There
                                             can  be no  assurance  whether  any
                                             other  rating  agency will rate the
                                             Class A Notes or the  Certificates,
                                             or if one does,  what rating  would
                                             be   assigned  by  any  such  other
                                             rating agency. A security rating is
                                             not a  recommendation  to buy, sell
                                             or hold securities.

Certain Federal Income
   Tax Considerations .....................  For  Federal  income tax  purposes:
                                             (1)  the  Notes   will   constitute
                                             indebtedness;     and    (2)    the
                                             Certificates     will    constitute
                                             interests in a trust fund that will
                                             not be  treated  as an  association
                                             taxable  as  a  corporation.   Each
                                             Noteholder,   by  acceptance  of  a
                                             Note, will agree to treat the Notes
                                             as    indebtedness,     and    each
                                             Certificateholder,      by      the
                                             acceptance of a  Certificate,  will
                                             agree  to  treat  the  Trust  as  a
                                             partnership     in    which     the
                                             Certificateholders are partners for
                                             Federal  income tax  purposes.  See
                                             "Certain    Federal    Income   Tax
                                             Consequences".

ERISA Considerations ......................  Subject to  certain  considerations
                                             discussed        under       "ERISA
                                             Considerations"  herein,  the Notes
                                             will be  eligible  for  purchase by
                                             employee  benefit  plans  that  are
                                             subject to the Employee  Retirement

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                             Income  Security  Act of  1974,  as
                                             amended ("ERISA").

                                             Employee  benefit  plans subject to
                                             ERISA  will  not  be   eligible  to
                                             purchase the Certificates.

                                             Any  benefit  plan  fiduciary  con-
                                             sidering   the   purchase   of  the
                                             Securities   should,   among  other
                                             things, consult with its counsel in
                                             determining  whether  all  required
                                             conditions have been satisfied. See
                                             "ERISA Considerations."






























- --------------------------------------------------------------------------------

                             SPECIAL CONSIDERATIONS

     Prospective   Securityholders   should  consider  the  following  risks  in
connection with the purchase of the Securities:

          1. Limited Obligations. The Securities will not represent an interest in or an obligation of The CIT Group Holdings, Inc. ("CIT"), The CIT Group Securitization Corporation II ("the Company"), the Affiliated Purchaser (as hereinafter defined) or any Servicer (including The CIT Group/Sales Financing, Inc. ("CITSF")). Except for the Limited Guarantee provided by CIT in favor of the Certificateholders, the Securities will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates, including the Company, the Affiliated Purchaser and CITSF, the Underwriter or any of its affiliates, or any other Servicer or any of its affiliates.

          2. Risk of Loss. An investment in the Securities may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of installment sale contracts secured by recreational vehicles. Because the market value of recreational vehicles generally declines with age and because of the failure of the Trustees to possess a first perfected security interest in the Financed Vehicles in certain states, the Servicer may not recover the entire amount owing under a Defaulted Contract. See "Certain Legal Aspects of the Contracts." In such a case, the Securityholders may suffer a corresponding loss. The market value of the Financed Vehicles could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high liquidation losses on the Contracts will have the effect of reducing, and could eliminate (a) the protection against loss afforded to the Noteholders by the subordination of the Certificateholders and (b) the protection against loss afforded to the Noteholders by the amounts on deposit in the Reserve Fund. If the amount on deposit in the Reserve Account is reduced to zero, Holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the Defaulted Contracts. If CIT fails to make payments as required under the Limited Guarantee, the Certificateholders will bear the risk of loss resulting from default by Obligors.

          3. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Financed Vehicle. Perfection of security interests in the Financed Vehicles and enforcement of rights to realize upon the value of the Financed Vehicles as collateral for the Contracts are subject to a number of state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes. The steps necessary to perfect the security interest in a Financed Vehicle vary from state to state. All Contracts in the Contract Pool were purchased by CITSF from Dealers and name the Dealer as obligee and as secured party. All Contracts in the Contract Pool were assigned by the related Dealer to CITSF. In each case, CITSF is named as the secured party on the certificate of title for the related Financed Vehicle. Because of the expense and administrative inconvenience involved, CITSF will not amend any certificate of title to name the Company or either Trustee as the lienholder and the Company will not deliver any certificate of title to either Trustee or note thereon either Trustee's interest. Consequently, in some states, in the absence of such an amendment to the certificate of title to reflect the successive assignments to the Company, the Owner Trustee and the Indenture Trustee, the security interest in the Financed Vehicle may not be effective, or such security interest may not be perfected, and the assignment of the security interest in the Financed Vehicle to the Owner Trustee and the Indenture Trustee may not be effective against other creditors or a trustee in bankruptcy.

          In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sale contracts, such as the Contracts, and the failure by the seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right to set-off against claims by such assignees.  These  laws  would  apply  to  the  Trust  as  assignee  of the
     Contracts. From time to time, CITSF has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. Pursuant to the Sale and Servicing Agreement, CITSF will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Financed Vehicle securing a Contract. A breach by CITSF of any such warranty that materially adversely affects the Trust's interest in any Contract would require CITSF to repurchase such Contract unless such breach is cured within 90 days. If CITSF does not honor its purchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Financed Vehicle securing such Contract. Certain other factors may limit the ability of the Securityholders to realize upon the Financed Vehicles or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts."

          4. Certain Matters Relating to Insolvency. CITSF and the Company intend that each transfer of Contracts from The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") to CITSF and from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITCF-NY, CITSF or the Company, or CITCF-NY, CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITCF-NY to CITSF or by CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Insolvency."

           ____________, a ________ corporation and a wholly owned subsidiary of CIT (the "Affiliated Purchaser"), will purchase 1% of the principal balance of the Certificates. The Trust Agreement will provide that if an Insolvency Event with respect to the Affiliated Purchaser occurs, subject to certain conditions, the Trust will dissolve. Certain steps have been taken in structuring the transactions contemplated hereby that are intended to make it less likely that an Insolvency Event with respect to the Affiliated Purchaser will occur. These steps include the formation of the Affiliated Purchaser as a separate, limited-purpose corporation pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Purchaser's business and a restriction on the Affiliated Purchaser's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") without the prior affirmative unanimous vote of its directors). However, there can be no assurance that the activities or liabilities of the Affiliated Purchaser would not result in an Insolvency Event.

          If an Insolvency Event with respect to the Affiliated Purchaser occurs, the Indenture Trustee will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. If the proceeds from the liquidation of the Contracts and any amounts on deposit in the Reserve Fund, the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, distributions will be made first, to the payment of interest and principal on the Notes and second, to the payment of interest and principal on the Certificates. In such event, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, except to the extent of payments under the Limited Guarantee. See "The Purchase Agreements and Trust Documents--Insolvency Event".

          5. Limited Liquidity. CS First Boston Corporation and ___________________, (the "Underwriters") intend to make a secondary market in the Securities, but have no obligation to do so. There can be no assurance that a secondary market will develop for the Securities or, if it does develop, that it will provide the Holders of the

     Securities with liquidity of investment or that it will remain for the term of the Securities.

          6. The Subsequent Contracts and the Pre-Funding Account. The conveyance of Subsequent Contracts by CITSF during the Funding Period is subject to the conditions described herein under "The Contract Pool". If CITSF is unable to originate Contracts satisfying such criteria during the Funding Period, CITSF will have insufficient Contracts to sell to the Trust on Subsequent Transfer Dates, thereby resulting in prepayments of principal to Noteholders as described below.

          To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the Trust by the end of the Funding Period, Noteholders will receive a prepayment of principal in an amount equal to the Funded Amount remaining in the Pre-Funding Account at such time, which prepayment will be made on the first Distribution Date following the end of the Funding Period or, if the Funding Period ends on a Distribution Date, on such date. It is anticipated that the principal amount of Subsequent Contracts purchased by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders at the end of the Funding Period.

          Each Subsequent Contract must satisfy the eligibility criteria specified herein and in the Sale and Servicing Agreement at the time of its addition. Following the transfer of Subsequent Contracts to the Contract Pool the aggregate characteristics of the Contracts then held in the Contract Pool may vary from those of the Initial Contracts included therein.

          The ability of the Trust to invest in Subsequent Contracts is largely dependent upon whether CITSF is able to originate recreational vehicle contracts that meet the requirements for transfer on a Subsequent Transfer Date under a Subsequent Purchase Agreement transferring Subsequent Contracts from CITSF to the Company and the Sale and Servicing Agreement. The ability of CITSF to originate such contracts may be affected as a result of a variety of social and economic factors. Moreover, such factors may affect the ability of the Obligors thereunder to perform their obligations thereunder which may cause contracts originated by CITSF or its affiliates to fail to meet the requirements for transfer under the Subsequent Purchase Agreement or the Sale and Servicing Agreement. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, CITSF is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such Obligors and the availability of Subsequent Contracts.

          7. Limited Assets. Although the Trust will covenant to sell the Contracts if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of the Contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the Notes. Therefore, upon an Event of Default with respect to the Notes there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on a class of the Notes may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date.

          8.  Limited Guarantee. The aggregate amount  payable under the Limited
     Guarantee on the Certificates  will not exceed $________    (the "Guarantee
     Payment Limit").

                          STRUCTURE OF THE TRANSACTION

     The Issuer, CIT RV Owner Trust 1995-A (the "Issuer" or the "Trust"), is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") to be dated as of [June 1, 1995] between the Seller and _____________________, acting thereunder not in its individual capacity but solely as trustee of the Trust (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity equal to $_________ (the "Original Certificate Balance"). Certificates with an aggregate original principal balance of $___________ will be sold to the Affiliated Purchaser and Certificates representing the remainder of the Original Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Affiliated Purchaser, the Seller, the Servicer or their affiliates. The equity in the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Pre-Funded Amount and the Reserve Fund Initial Deposit.

     The  Trust's  principal  offices  are in  ____________________,  in care of
                         ,  as Owner  Trustee,  at the address  listed in "--The
Owner Trustee" below.

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Initial Cut-off Date, as if the issuance and sale of the Notes and the Certificates offered hereby had taken place on such date:

          Class A ___% Asset Backed Notes ................. $
          ___% Asset Backed Certificates ..................

                     Total ................................ $

The Owner Trustee

     ______________ is the Owner Trustee under the Trust Agreement.  ___________
is a   _____________        banking corporation and a wholly-owned subsidiary of
     _____________. The principal offices of   _____________      are located at
        _________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement and the Sale and Servicing Agreement.


                               THE TRUST PROPERTY

     The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The Trust property will include, among other things, (i) a pool (the "Contract Pool") of simple interest installment sale contracts between Dealers in new and used recreational vehicles and Obligors, consisting of the Initial Contracts and the Subsequent Contracts; (ii) all monies received under the Initial Contracts on or after the Initial Cut-off Date and the Subsequent Contracts on or after the related Subsequent Cut-off Date;
(iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement (including all investments in such accounts and all income from the funds therein and all proceeds thereof) as described herein; (iv) all monies on deposit
                                      -27-
in the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account (as defined herein) (including all investments in such accounts and all income from the funds therein and all proceeds thereof); (v) security interests in the Financed Vehicles and any accessions thereto; (vi) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (vii) the rights of the Trust under the Sale and Servicing Agreement; and (viii) any and all proceeds of the foregoing.


                               THE CONTRACT POOL

General

     The Contract Pool will initially consist of ______ conventional fixed-rate simple interest installment sale contracts secured by recreational vehicles (collectively, the "Initial Contracts") having an aggregate unpaid principal balance as of the Initial Cut-off Date of $____________ (the "Initial Cut-off Date Pool Principal Balance"). For the purposes of the discussion of the characteristics of the Initial Contracts on the Initial Cut-off Date contained herein, the principal balance of each Initial Contract is the unpaid principal balance as of the Initial Cut-off Date.

     In addition to the Initial Contracts sold by the Company to the Trust on the Closing Date the Trust is expected to purchase from the Company additional conventional fixed-rate simple interest installment sale contracts secured by recreational vehicles from time to time on or before the [September 15, 1995] Distribution Date (collectively, the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts"). The Subsequent Contracts to be purchased by the Trust, if available, will be purchased by CITSF from CITCF-NY or Dealers and sold by CITSF to the Company and by the Company to the Trust. Accordingly, the statistical characteristics of the Contract Pool will vary as of any Subsequent Cut-off Date upon the acquisition of such Subsequent Contracts.

     CITSF will sell the Initial Contracts to the Company pursuant to a Purchase Agreement to be dated as of [June 1, 1995] (the "Purchase Agreement") and the Company will sell the Initial Contracts to the Trust pursuant to the Sale and Servicing Agreement to be dated as of [June 1, 1995] (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Owner Trustee. CITSF will sell any Subsequent Contracts to the Company pursuant to a Subsequent Purchase Agreement and the Company will sell any Subsequent Contracts to the Trust pursuant to a Subsequent Transfer Agreement.

     The obligation of the Trust to purchase the Subsequent Contracts is subject to the following requirements: (i) such Subsequent Contracts must satisfy the eligibility criteria described under "Representations and Warranties"; (ii) such Subsequent Contracts were not selected by either CIT or the Seller in a manner that it believes is adverse to the interests of the Securityholders (iii) the weighted average APR of the Contracts including the related Subsequent Contracts is not less than [ ]%; (iv) the weighted average remaining term of the Contracts (including the Subsequent Receivables) as of the related Subsequent Transfer Date is not greater than ___ months; (v) the Seller and the Trustee shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates; and (vi) the Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the Subsequent Transfer Agreement relating to such conveyance of Subsequent Contracts.

     Because the Subsequent Contracts will be originated after the Initial Contracts, following their conveyance to the Trust, the characteristics of the Contracts, including the Subsequent Contracts, may vary from those of the Initial Contracts.

     All of the Subsequent Contracts will satisfy the following criteria: (i) each Subsequent Contract will be originated in the United States of America;
(ii) each Subsequent Contract will have a Contract Rate greater than ___%; (iii) each Subsequent Contract will provide for level monthly payments which provide interest at the related
                                      -28-

Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than ___ months; (iv) as of the related Subsequent Cut-off Date, the most recent scheduled payment of principal and interest on each Subsequent Contract will have been made by or on behalf of the related Obligor or will not have been delinquent more than 60 days; (v) no Subsequent Financed Vehicle will have been repossessed without reinstatement as of the related Subsequent Cut-off Date; (vi) as of the related Subsequent Cut-off Date no Obligor on any Contract will be the subject of a bankruptcy proceeding; and (vii) as of the related Subsequent Cutoff Date each Subsequent Contract will have a remaining principal balance of not less than $_________ and not more than $__________. The Subsequent Financed Vehicles will consist of motor homes, travel trailers and truck campers.

     The Initial Contracts were purchased by CITSF from CITCF-NY or Dealers in the ordinary course of business. The Initial Contracts were selected from CITSF's portfolio of recreational vehicle installment sale contracts based on several criteria, including the following: (i) each Initial Contract was originated in the United States of America; (ii) each Initial Contract has a Contract Rate equal to or greater than ___%; (iii) each Initial Contract provides for level monthly payments which include interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than ___ months; (iv) as of the Initial Cut-off Date the most recent scheduled payment of principal and interest on each Initial Contract was made by or on behalf of the related Obligor or was not delinquent more than 60 days; (v) no Initial Financed Vehicle has been repossessed without reinstatement as of the related Initial Cut-off Date; (vi) as of the Initial Cut-off Date no Obligor on any Initial Contract was the subject of a bankruptcy proceeding; and (vii) as of the Initial Cut-off Date each Initial Contract has a remaining principal balance of not less than $_________ and not more than $__________. The Initial Financed Vehicles consist of motor homes, travel trailers and truck campers.

     All of the Initial Contracts are, and all of the Subsequent Contracts will be, Simple Interest Contracts. A "Simple Interest Contract" is a Contract as to which interest accrues on a simple interest method (i.e., the interest portion of each monthly payment equals the interest on the outstanding principal balance of the related Contract for the number of days since the most recent payment made on such Contract and the balance, if any, of such monthly payment is applied to principal).

     The Initial Contracts were originated between ___________, 19__ and ___________, 19__. All Initial Contracts are installment sale contracts secured by recreational vehicles originated by a Dealer in the ordinary course of its business and purchased by CITSF in the ordinary course of its business.

     Approximately __% of the Initial Cut-off Date Pool Principal Balance represented Initial Contracts secured by motor homes and approximately __% of the Initial Cut-off Date Pool Principal Balance represented Initial Contracts secured by travel trailers and truck campers. Approximately __% of the Initial Contracts, by Initial Cut-off Date Pool Principal Balance, represented financing of recreational vehicles which were new and approximately __% represented financing of recreational vehicles which were used at the time the related Initial Contract was originated. As of the Initial Cut-off Date, the average outstanding principal balance of the Initial Contracts secured by motor homes, travel trailers and truck campers was $____________, $____________ and $____________, respectively.

     Based upon information presented by Obligors in their credit applications the Initial Contracts were originated in __ states. Approximately __% of the Initial Contracts, by Initial Cut-off Date Pool Principal Balance, were originated in the State of California, approximately __% were originated in the State of ___________ and approximately __% were originated in the State of ________. Each other state accounts for less than __% of the Initial Contracts by Initial Cut-off Date Pool Principal Balance.

     All Initial Contracts have a Contract Rate of at least _____%. As of the Initial Cut-off Date, the Initial Contracts have remaining maturities of at least ___ months but not more than ____ months, original maturities of at least ___ months but not more
                                      -29-
than ____ months, and a weighted average remaining term to scheduled maturity of ___ months. The average remaining principal balance per contract, as of the Initial Cutoff Date, was $_________ and the outstanding principal balances of the Initial Contracts, as of the Initial Cut-off Date, ranged from $__________ to $_________.

     The final scheduled payment dates on the Initial Contracts range from _____, 199_ to ______, 200_. The final scheduled payment date on the Initial Contract with the last maturity is in ____ months and occurs in _______, 200_.
     The weighted average stated remaining term to maturity on the Initial Contacts as of the Initial Cut-off Date was ___ months and the weighted average original term to maturity of the Initial Contracts was____ months.

     Set forth below is a description of certain characteristics of the Initial Contracts.

     Geographical Distribution of Initial Contracts by State of Origination

                                                                                                        % of Contract
                                                          % of Contract                                    Pool by
                                      Number of           Pool by Number       Aggregate Principal     Principal Balance
                                       Initial              of Initial         Balance Outstanding        Outstanding
                                   Contracts As of        Contracts As of             As of                  As of
State                           Initial Cut-off Date   Initial Cut-off Date   Initial Cut-off Date    Initial Cut-off Date
- -----                           --------------------   --------------------   --------------------    --------------------
Alabama.........................                                      %               $                             %
Arizona.........................
Arkansas........................
California......................
Colorado........................
Connecticut.....................
Delaware........................
District of Columbia............
Florida.........................
Georgia.........................
Hawaii..........................
Idaho...........................
Illinois........................
Indiana.........................
Iowa............................
Kansas..........................
Kentucky........................
Louisiana.......................
Maine...........................
Maryland........................
Massachusetts...................
Michigan........................
Minnesota.......................
Mississippi.....................
Missouri........................
Montana.........................
Nebraska........................
Nevada..........................
New Hampshire...................
New Jersey......................
New Mexico......................
New York........................
North Carolina..................
North Dakota....................
Ohio............................
Oklahoma........................
Oregon..........................
Pennsylvania....................
South Carolina..................
South Dakota....................
Tennessee.......................
Texas...........................
Utah............................
Vermont.........................
Virginia........................
Washington......................
West Virginia...................
Wisconsin.......................
Wyoming.........................
                                        ---------              -------                ---------------         ------
Total...........................                                100.00%(1)            $                       100.00%(1)
                                        =========              =======                ===============         ======


- ----------------
(1)  Due to rounding, may not add to 100.00%

                            Range of Contract Rates


                                                       %  of Contract Pool                                   % of Contract Pool
                                   Number of              by Number of            Aggregate Principal           By Principal
Range of Initial Contracts       Contracts As of      Initial Contracts as of   Balance Outstanding As of  Balance Outstanding As of
By Contract Rates              Initial Cut-off Date     Initial Cut-off Date      Initial Cut-off Date       Initial Cut-off Date
- --------------------------     --------------------     --------------------      --------------------       --------------------
 7.00%-8.00%..................                                      %                 $                                  %
 8.01%-9.00%..................
 9.01%-10.00%.................
10.01%-11.00%.................
11.01%-12.00%.................
12.01%-13.00%.................
13.01%-14.00%.................
14.01%-15.00%.................
                                     -----------              ------                  --------------               ------
       Total..................                                100.00%                 $                            100.00%(1)
                                     ===========              ======                  ==============               ======

- ----------------
(1)  Due to rounding, may not add to 100.00%


Delinquency, Loan Loss and Repossession Experience

     The following Delinquency Experience and Loan Loss/Repossession Experience tables set forth data for CITSF's recreational vehicle portfolio. The following table sets forth the delinquency experience for the four years ended December 31, 1994 and the three months ended March 31, 1995 of the portfolio of recreational vehicle contracts serviced by CITSF (other than contracts already in repossession).

                             Delinquency Experience
                             (Dollars in thousands)

                                      3 months    3 months
                                       ended       ended                      Year Ended December 31,
                                      March 31,   March 31,   --------------------------------------------------------
                                        1995        1994        1994        1993        1992        1991        1990
                                      --------    --------    --------    --------    --------    --------    --------
Number of Contracts
  Serviced........................
Principal Balance of Contracts
  Serviced........................    $           $           $           $           $           $           $
Number of Contracts
  Delinquent(1):
     30-59 Days...................    $           $           $           $           $           $           $
     60-89 Days...................
     90 Days or More..............
                                      --------    --------    --------    --------    --------    --------    --------
Total Contracts
  Delinquent......................    $           $           $           $           $           $           $
                                      ========    ========    ========    ========    ========    ========    ========
Delinquencies as a
Percent of Principal
  Balance of Contracts
  Serviced(2)....................           %           %           %           %           %           %           %


- ----------------

(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

(2)  Percent delinquent based on dollar amounts.

     The following table sets forth the loan loss and repossession experience for the four years ended December 31, 1994 and the three months ended March 31, 1995, of the portfolio of recreational vehicle contracts serviced by CITSF (other than contracts already in repossession).

                       Loan Loss/Repossession Experience
                             (Dollars in thousands)

                                      3 months    3 months
                                       ended       ended                      Year Ended December 31,
                                      March 31,   March 31,   --------------------------------------------------------
                                        1995        1994        1994        1993        1992        1991        1990
                                      --------    --------    --------    --------    --------    --------    --------
Number of Contracts(1)..............
Principal Balance
  of Contracts(1)................... $           $           $           $           $           $           $
Contract Liquidations(2) ...........         %           %           %           %           %           %           %
Net Losses:
  Dollars(3)........................ $           $           $           $           $           $           $
  Percentage(4).....................         %           %           %           %           %           %           %



- ----------------

(1)  As of period end.

(2) As a percentage of the total number of contracts being serviced as of period end.

(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.

(4)  As a percentage of the principal balance of contracts as of period end.

     Prior to 1989, CITSF originated recreational vehicle contracts under a manual credit approval system. In 1989, CITSF strengthened its underwriting criteria under the manual underwriting system. In 1992, CITSF introduced an automated credit scoring system. This system was developed in part based on the credit performance of the recreational vehicle contracts originated under the post-1989 manual system. To date, contracts underwritten under the automated credit scoring system have lower delinquencies at the same point in their maturity as those contracts originated under the manual system.

    [Management Discussion]

     The data presented in the foregoing tables is for illustrative purposes only. Such data related to the performance of CITSF's entire recreational vehicle portfolio, and is not historical data regarding solely the portion of CITSF's portfolio constituting the Contracts. In July 1994 CITSF's credit criteria was changed to permit greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., a minimum of five years of employment). In connection with this change, the minimum credit score for approval was reduced. The interest rate charged on recreational vehicle contracts originated since July 1994 reflects CITSF's evaluation of the relative risk associated with an individual's application. It is expected that the changes in CITSF's underwriting standards may result in higher delinquency and loan loss experience than is shown in the above tables since most of the recreational vehicle contracts included in such tables were originated using CITSF's former underwriting guidelines. All of the Initial Contracts were originated and all Subsequent Contracts, if any, will be originated under these new credit criteria. Accordingly, the data presented in the foregoing tables should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Contracts.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     All of the Contracts are prepayable at any time without any penalty. If prepayments are received on the Contracts, the actual weighted average life of the Contracts will be shorter than the scheduled weighted average life, which is based on the assumption that payments will be made as scheduled and that no prepayments will be made. For this purpose the term "prepayments" includes, among other items, voluntary prepayments by Obligors, regular installment payments made in advance of their scheduled due dates, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies, if any, and purchases by CITSF or the Servicer of certain Contracts as described herein. Weighted average life means the average amount of time during which each dollar of principal on a Contract is outstanding. The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of CITSF. Any reinvestment risk resulting from the rate of prepayment of the Contracts and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by either (i) the exercise of the option of CITSF to purchase all of the Contracts remaining in the Trust when the aggregate principal balance of the Contracts (the "Pool Balance") is 10% or less of the Initial Pool Balance (as hereinafter defined) or (ii) the sale by the Trustee of all of the Contracts remaining in the Trust when the Pool Principal Balance is 5% or less of the Initial Cut-off Date Pool Principal Balance. See "The Purchase Agreements and Trust Documents--Termination."

     The rate of principal payments (including prepayments) on pools of recreational vehicle installment sale contracts may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates were to fall significantly below the Contract Rates on the Contracts, the Contracts could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Contract Rates on the Contracts. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Contracts would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Contracts in stable or changing interest rate environments.

     CITSF is not aware of any publicly available industry statistics that set forth principal prepayment experience for recreational vehicle installment sale contracts similar to the Contracts over an extended period of time, and its experience with respect to recreational vehicle receivables included in its portfolio is insufficient to draw any specific conclusions with respect to the expected prepayment rates on the Contracts.


           Information Regarding Principal Reduction on Recreational
                     Vehicle Contracts Originated by CITSF

                             (Dollars in Thousands)


Year of Origination                            1991            1992            1993            1994
Approximate Volume (1)                         $               $               $               $
Approximate Aggregate
       Principal Balance (2):
       December 31, 1991                       $
       December 31, 1992                       $               $
       December 31, 1993                       $               $               $
       December 31, 1994                       $               $               $               $


- ----------------

(1) Volume represents aggregate initial principal balance of each contract originated in a particular year.

(2) Approximate aggregate principal balance as of any date represents the approximate aggregate principal balance outstanding at the end of the indicated year on each contract originated in a particular year.

                              YIELD CONSIDERATIONS

     Thirty days of interest on the Contracts will be paid to the Noteholders in an amount equal to one twelfth of the product of the Class A Rate and the outstanding principal balance of the Notes as of the first day of the preceding Interest Accrual Period (after giving effect to any distributions of principal made on such preceding Interest Accrual Period) or, in the case of the first Distribution Date, the original principal balance of the Notes. See "The Notes-Distributions of Principal". Thirty days of interest on the Contracts will be passed through to Certificateholders on each Distribution Date in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance (the "Certificate Balance" is the Original Certificate Balance reduced by all distributions allocable to principal actually made to Certificateholders) as of the first day of the preceding Interest Accrual Period (after giving effect to any distributions of principal made on such preceding Interest Accrual Period) or, in the case of the first Distribution Date, the Original Certificate Principal Balance. See "The Certificates -- Distributions of Principal".

     Although the Contracts have different Contract Rates, each Contract's Contract Rate exceeds the sum of the Pass-Through Rate and the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Contracts with higher and lower Contract Rates should not affect the yield to Securityholders on the principal balance of the Securities outstanding.


                                  POOL FACTORS

     The "Note Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of the Notes. The Note Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor.

     The "Certificate Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

     Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, the Note Pool Factor and various other items of information. Pursuant to the Trust Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, Certificate Pool Factor and various other items of information. Securityholders of record (which in most cases will be Cede & Co.) during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                                USE OF PROCEEDS

     The Company will sell the Initial Contracts to the Trust concurrently with the sale of the Securities and the net proceeds from the sale of the Securities will be applied by the Trustees to the purchase of the Initial Contracts, to the payment of certain expenses connected with pooling the Contracts and issuing the Securities, to the deposit of the Pre-Funded Amount in the Pre-Funding Account, to the deposit of the Reserve Fund Initial Deposit in the Reserve Fund and to the deposit of the initial amount into the Capitalized Interest Account. Such net proceeds less the payment of such expenses, the Pre-Funded Amount, the Reserve Fund Initial Deposit and the initial deposit into the Capitalized Interest Account represent the purchase price paid by the Trust to the Company for the sale of the Initial Contracts to the Trust. Such amount will be determined as a result of the pricing of the Securities, through the offering described in this Prospectus. The net proceeds to be received from the sale of the Initial Contracts will be paid to CITSF as the purchase price for the Contracts and will be added to CITSF's general funds and will be available for general corporate purposes, including the purchase of new recreational vehicle installment sales contracts.


              THE CIT GROUP SECURITIZATION CORPORATION II, SELLER

     The CIT Group Securitization Corporation II (the "Company") was incorporated in the State of Delaware on June 24, 1994 and is a wholly-owned, limited purpose finance subsidiary of The CIT Group Holdings, Inc., a Delaware corporation ("CIT"), which is a successor to a company founded in St. Louis, Missouri, in February 1908. CIT is 60% owned by The Dai-Ichi Kangyo Bank, Ltd. and 40% by MHC Holdings (Delaware) Inc., a subsidiary of Chemical Banking Corporation. The Company maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is (201) 740-5284.

     As described herein, the obligations of the Company with respect to the Certificates are limited. The Company will have no ongoing servicing obligations or responsibilities with respect to the Contract Pool.

     CITSF is an affiliate of the Company. The Company will acquire the Contract Pool in a privately negotiated transaction from CITSF.

     Neither CIT nor any of its affiliates, including the Company and CITSF, will be obligated with respect to the Securities, except for the Limited Guarantee provided by CIT in favor of the Certificateholders. Accordingly, the Company has determined that financial statements of CITSF and the Company, are not material to the offering of the Securities.


                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

General

     The CIT Group/Sales Financing, Inc., a Delaware corporation ("CITSF"), is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (201) 740-5000.

     CITSF originates, purchases, sells and services conditional sales contracts for recreational vehicles, manufactured housing and other consumer goods throughout the United States. CITSF has been a lender to the recreational vehicle industry for more than 30 years. CITSF has Regional Business Centers in five cities and a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. Working through dealers and manufacturers, CITSF offers retail installment credit. In addition to purchasing recreational vehicle contracts from dealers on an individual basis, CITSF makes bulk purchases of recreational vehicle contracts. These bulk purchases may be from the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold recreational vehicle contracts.

     The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for recreational vehicle and manufactured housing retail installment credit supplemented by outside collectors and field remarketers located throughout the United States.

     As of              ____________, 1995, CITSF serviced for itself and others
approximately ________ contracts (consisting primarily of recreational vehicle and manufactured housing contracts), representing an outstanding balance of approximately $___ billion. Of this portfolio, approximately ______ contracts (representing approximately $ ___ million outstanding balance) consisted of recreational vehicle contracts.

     Since _____________,  199_, CITSF has entered into arrangements to service,
on behalf of other owners, approximately         _________  recreational vehicle
contracts (determined as of _____________, 1995) which were originated by other institutions. CITSF's management currently intends to pursue both the bulk purchase of recreational vehicle contracts and arrangements under which it would service recreational vehicle contracts, on behalf of other owners, that it neither purchased nor originated.

     CITSF's general policies with regard to the origination of recreational vehicle installment sale contracts are described below under "Contract Origination" and "CITSF's Underwriting Guidelines". See "Servicing" below for a description of certain of CITSF's servicing policies.

Contract Origination

     Although CITSF does, on occasion, purchase recreational vehicle installment sale contracts in bulk from other lenders, all of the Contracts in the Contract Pool have been originated by CITSF through the purchase of such Contracts from Dealers.

     Through its Regional Business Centers, CITSF arranges to purchase recreational vehicle contracts from recreational vehicle dealers located throughout the United States. Regional Business Center personnel contact the dealers located in their territories and explain CITSF's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use CITSF's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of CITSF's investigation of the dealer's creditworthiness and general business reputation, CITSF and the dealer execute a dealer agreement. [CITSF also originates recreational vehicle installment loan agreements directly.] In addition, CITSF purchases portfolios of recreational vehicle contracts from other lending institutions or finance companies.

     Contracts that CITSF purchases from dealers or originates itself (as opposed to portfolios of contracts purchased from other lenders) are purchased on an individually approved basis in accordance with CITSF's underwriting guidelines.

CITSF's Underwriting Guidelines

     All recreational vehicle contracts that are purchased by CITSF from dealers are written on forms provided or approved by CITSF and are purchased on an individually approved basis. With respect to each retail recreational vehicle contract to be purchased from a dealer, CITSF's general practice is to have the dealer submit the customer's credit application, manufacturer's invoice (if the Contract is for a new vehicle) and certain other information relating to the contract to the applicable Regional Business Center. Personnel at the Regional Business Center prepare an analysis of the creditworthiness of the customer and of other aspects of the proposed transaction.

     Since 1992, each credit application is entered into an automatic application processing system. CITSF's underwriting guidelines require, and have required, a credit officer at a Regional Business Center with the appropriate level of credit authority to examine each applicant's credit history, residence history, employment history and debt-to-income payment ratio. Although, with respect to these criteria, CITSF has, and has had, certain minimum requirements, as described below. CITSF's management does not believe that these minimum requirements are themselves generally sufficient to warrant credit approval of an applicant. Thus, there were and are no requirements on the basis of which, if they are met, credit is routinely approved. Based on credit score and other risk factors, each applicant is either approved, declined or, if necessary, referred to a credit officer with a higher credit authority. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreational vehicle.

     The retail customer generally has a stable year residence, employment and credit history, a minimum of two years in his or her present job, a debt ratio (the ratio of total installment debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 15% and an overall favorable credit profile. Approval of retail customers that do not meet the above-described retail customer profile are considered by the appropriate level credit officer, on a case by case basis. Such approval, if granted, is based on the applicant's length and likelihood of continued employment, ability to pay, and a review of the applicants' paying habits. No guarantors, endorsers or co-signers are to be considered in considering whether to accept or reject an application. The maximum amount CITSF will advance to such targeted customers is
(i) in the case of a new financed vehicle, 100% of the unpaid cash balance, not to exceed 110% of the manufacturer's invoice price plus taxes, fees and insurance and (ii) in the case of a used financed vehicle, 100% of the unpaid cash balance, not to exceed 100% of the wholesale value as determined by the Kelly blue book. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreational vehicle.

     Prior to implementing the automated credit scoring system, applicants required a five year residence history, with no less than the last two years verified, a minimum five years of employment history with a minimum of three years or five years in his or her present job for home owners and renters, respectively, which employment must be verified, a debt ratio of 40% or less, and a minimum of five years of established credit history. The credit history was evidenced by a current credit bureau report confirming an overall credit profile ___________.

     The credit review and approval practices of each Regional Business Center are subject to internal reviews and internal audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories, debt ratios of the applicants and evaluate the credit risks associated with the contracts purchased through such regional office by rating the obligors on such contracts according to their credit histories, employment histories, debt ratios and housing ratios.

Servicing

     CITSF services, through its Asset Service Center, recreational vehicle, manufactured housing, home equity, and other consumer loans. CITSF services all of the recreational vehicle contracts it purchases or originates, whether on an individual basis or in bulk. CITSF is actively seeking arrangements pursuant to which it will service recreational vehicle contracts held by other entities. Such contracts would not be purchased by CITSF or sold to such other entities by CITSF. Generally, such servicing responsibilities are, and would be, also carried out through CITSF's Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of recreational vehicles securing defaulted contracts and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any recreational vehicle are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought  current,  and  thereafter  to  diligently  pursue  the  resale  of such recreational vehicles if the market is favorable. See "The Contract Pool--Delinquency, Loan Loss and Repossession Experience" for certain historical statistical data relating to the delinquency and repossession experience of the contracts serviced through CITSF's Asset Service Center.

     The following table shows the composition of CITSF's servicing portfolio, including recreational vehicle and manufactured housing contracts serviced by CITSF on the dates indicated:

                      THE CIT GROUP/SALES FINANCING, INC.


                                                                             At December 31,
                                     ----------------------------------------------------------------------------------------------
                                            1994               1993               1992              1991               1990
                                     ------------------ ------------------ ------------------ ------------------ ------------------
                                     (Number) (Dollars) (Number) (Dollars) (Number) (Dollars) (Number) (Dollars) (Number) (Dollars)
                                                     (Dollars in thousands except average unpaid principal balance)
Unpaid principal balance of
contracts being serviced
(dollars in thousands)
   RV - Owned.....................             $                  $                  $                  $                  $
   RV - Serviced Retained(1)......
   Total RV.......................             $                  $                  $                  $                  $

   Total MH.......................             $                  $                  $                  $                  $

   Other..........................
                                      ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
Total Contracts Serviced..........             $                  $                  $                  $                  $

Average Unpaid
   Balance - RV...................             $                  $                  $                  $                  $


- ----------------

RV = Recreational Vehicle

                                      CIT

     CIT is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. CIT, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. CIT provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies and to consumers in connection with manufactured housing, recreational vehicles and boat financing, as well as residential mortgages. While these secured lending activities reduce the risk of losses from extending credit, CIT's results of operations can also be affected by other factors, including general economic conditions, competitive conditions, the level and volatility of interest rates, concentrations of credit risk and government regulation and supervision. CIT does not finance the development or construction of commercial real estate. CIT has eight strategic business units, seven of which offer corporate financing, dealer and manufacturer financing, and factoring products and services to clients, and an eighth strategic business unit which commenced operations in the last quarter of 1992 offering consumer second mortgage financing and which began offering home equity lines of credit and purchase money mortgage loans to consumers in 1994.

     Effective at year-end 1989, The Dai-Ichi Kangyo Bank, Limited ("DKB") purchased sixty percent (60%) of the issued and outstanding shares of common stock of CIT from Manufacturers Hanover Corporation ("MHC"). MHC retained a forty percent (40%) common stock interest in CIT. Effective March 29, 1990, MHC transferred its forty percent (40%) common stock interest in CIT to MHC Holdings (Delaware) Inc., a wholly-owned subsidiary of MHC ("MHC Holdings"). On December 31, 1991, MHC and Chemical Banking Corporation merged in a stock-for-stock transaction. The merged corporation is called Chemical Banking Corporation ("CBC"). CBC retains a forty percent (40%) common stock interest in CIT through MHC Holdings.

     In accordance with a stockholders agreement among DKB, CBC, as successor to MHC, and CIT (the "Stockholders Agreement"), CIT amended its Certificate of Incorporation and its By-Laws in conformity therewith. Pursuant to the Stockholders Agreement, immediately after MHC sold the sixty percent (60%) interest in CIT to DKB, the stockholders elected a new Board of Directors comprised of the President and Chief Executive Officer and the Vice Chairman of CIT, six nominees designated by DKB, and two nominees designated by MHC. The Stockholders Agreement also contains provisions for the management of CIT, majority voting by DKB on CIT's Executive Committee, consent of MHC Holdings with respect to major corporate and business changes, and restrictions with respect to the transfer of stock of CIT to third parties.

     CIT is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission and at the offices of the New York Stock Exchange, Inc. See "Additional Information."

                                   THE NOTES

General

     The CIT RV Owner Trust 1995-A Asset Backed Notes (the "Notes") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account). The Trust will issue $________ aggregate principal amount of Class A ___% Asset Backed Notes (the "Class A Notes") pursuant to the terms of an Indenture to be dated as of [June 1, 1995] (as amended and supplemented from time to time, the "Indenture") between the Trust and __________________, as trustee (the "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture will be available from the Company, upon request, to the holders of the Notes or Certificates and will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes and Certificates. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

     The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000 thereof in book-entry form only. The Class A Notes will initially be represented by a single Note registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Company, the "Depository"), except as provided below. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth below under "Certain Information Regarding the Securities--Definitive Securities" and such persons will hold their interests in the Notes through DTC in the United States or Cedel or Euroclear in Europe. Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding the Securities--Definitive Securities" below.

     Payments of interest and principal on the Notes with respect to each Due Period will be made on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing [July 17, 1995]. With respect to any Distribution Date, the "Due Period" will be the calendar month preceding the month of such Distribution Date. The first Due Period will commence on and include [June 1, 1995] and will end on and include [June 30, 1995]. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the day immediately preceding such Distribution Date or, in the event Definitive Securities have been issued, as on the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date"). A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the City of New York or ___________ are authorized by law, regulation or executive order to be closed.

Payments of Interest

     The Class A Notes will bear interest at the rate of ___% per annum (the "Class A Rate"). Interest on the outstanding principal amount of the Notes will accrue at the Class A Rate from _____________ or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on a Distribution Date (the "Class A Interest Distribution Amount") will be calculated on the basis of the outstanding principal amount of Class A Notes as of the preceding Distribution Date, after giving effect to any distributions of principal on the Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, on the basis of the original outstanding principal amount of the Class A Notes). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Class A Rate to the extent permitted by law.

Payments of Principal

     Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" is equal to the difference between (i) the Pool Balance on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, the Initial Cut-off Date Pool Balance), less (ii) the Pool Balance on the last day of the preceding Due Period; provided, however, that the Principal Distribution Amount on the Class A Final Scheduled Distribution Date will equal the outstanding principal balance of the Notes as of such date and the Principal Distribution Amount on the Certificate Final Distribution Date will equal the Certificate Balance on such date; provided, further, that for purposes of this calculation the Pool Balance shall be adjusted to take into account the acquisition of the Subsequent Contracts. For the purposes of determining the Principal Distribution Amount the unpaid principal balance of a Defaulted Contract or a Repurchased Contract is deemed to be zero on and after the last day of the Due Period in which such Contract became a Defaulted Contract or a Repurchased Contract. The Principal Distribution Amount will not exceed the outstanding principal balance of the Notes or, after the Cross-Over Date, the Certificate Balance.

     No principal will be paid in respect of the Notes until the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicing Fee (including any unpaid Servicing Fee with respect to one or more prior Due Periods) (collectively, the "Servicer Payment") and until the entire Class A Interest Distribution Amount has been paid for the related Distribution Date. The principal balance of the Class A Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Class A Notes is paid may be earlier than the Final Scheduled Distribution Date based on a variety of factors.

     On each Determination Date, the Indenture Trustee will determine the amount in the Collection Account and the Reserve Fund available for distribution on the related Distribution Date and shall allocate such amounts between the Notes and the Certificates as described herein under "The Purchase Agreements and the Trust Documents -- Distributions". Payments to Securityholders shall be made on each Distribution Date in accordance with such allocations. The unpaid principal balance of the Notes will be payable on the related Final Scheduled Distribution Date.

Redemption

     The Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of the Notes to be redeemed will be an amount equal to the amount then on deposit in the Pre-Funding Account.

     In the event of an Optional Purchase or Auction Sale the outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes plus accrued interest thereon at the Class A Rate. An "Optional Purchase" of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date on which the Pool Balance is 10% or less of the Initial

Pool Balance (as hereinafter defined). An "Auction Sale" may occur, and may result in the sale of the Contracts remaining in the Trust, within ten days following a any Distribution Date as of which the Pool Balance is 5% or less of the Initial Pool Balance.

The Indenture

     Modification of Indenture Without Noteholder Consent. The Trust and the Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless Noteholder consent is otherwise obtained as described herein.

     Modification of Indenture With Noteholder Consent. With the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (i) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on the Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure (a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (ii)(b) materially and adversely affects the rights of Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure to the Seller or the Servicer, as applicable, by the Indenture Trustee or to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the Notes; (iii) failure to pay the unpaid principal balance of any Notes on or prior to the Final Scheduled Distribution Date for the Notes; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default unless the Notes have a Final Scheduled Distribution Date, and then not until such Final Scheduled Distribution Date.

     If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

     If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the Contracts following an Event of Default, unless (i) the holders of all the outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Certificates or in respect of the Certificate Balance (other than pursuant to the Limited Guarantee).

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the
Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

     In addition, the Indenture Trustee and Noteholders, by accepting the Notes, will covenant that they will not, for a period of one year after the termination of the Indenture, institute against the Affiliated Purchaser, the Company or the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Affiliated Purchaser or the Company, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Certain Covenants. The Indenture provides that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreements (as defined herein) or the Trust Documents (as defined herein) for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

     The Trust may not engage in any activity other than as specified above under "Structure of the Transaction". The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

     The Indenture Trustee. The Indenture Trustee under the Indenture will be ____________________________________. The Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

     Trust Indenture Act. The Indenture will comply with all applicable provisions of the Trust Indenture Act of 1939, as amended.


                                THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement.

General

     The CIT RV Owner Trust 1995-A Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent fractional
undivided  interests  in the Trust.  The Trust will issue $            aggregate
principal amount of Certificates pursuant to a Trust Agreement, to be dated as of [June 1, 1995], between the Company and the Owner Trustee (the "Trust Agreement"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Trust Agreement will be available from the Company, upon request, to holders of the Notes or Certificates and will be filed with the Commission following the issuance of the Notes and the Certificates. Payments in respect of the Certificates will be subordinated to payments on the Notes to the limited extent described herein. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

     The Certificates will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 thereof in book-entry form only. The Certificates will initially be represented by a single Certificate registered in the name of Cede, the nominee of DTC. No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Certificate representing such person's interest in the Certificates, except as set forth below under "Certain Information Regarding the Securities-Definitive Securities". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding the Securities--Definitive Securities" below.

     Payments of interest and principal on the Certificates with respect to each Due Period will be made on each Distribution Date, commencing [July 17, 1995]. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the related Record Date.

Distribution of Interest

     The Certificates will bear interest at the rate of __% per annum (the "Pass-Through Rate"). Interest on the Certificate Balance will accrue during the related Interest Accrual Period at the Pass-Through Rate. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on a Distribution Date will be calculated on the basis of the Certificate Balance as of the preceding Distribution Date, after giving effect to distributions of principal on the Certificates on such preceding Distribution Date (or, in the case of the first Distribution Date, the Original Certificate Balance). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Pass-Through Rate. The rights of Certificateholders to receive distributions of interest will be subordinated to the rights of the Noteholders to receive payment in full of all amounts of interest and principal which the Noteholders are entitled to be paid on such Distribution Date.

Distribution of Principal

     On each Distribution Date prior to the Cross-over Date the Certificateholders will not be entitled to any payments of principal, except to the extent of the Principal Liquidation Loss Amount. On each Distribution Date after the Cross-over Date principal of the Certificates will be payable in an amount equal to the Principal Distribution Amount for the related Due Period.

     Such principal payments will be made only to the extent of the Available Amount remaining after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicer Payment, and payment of interest and principal in respect of the Notes, if any, and interest in respect to the Certificates has been made. The rights of Certificateholders to receive distributions of interest and principal will be subordinated to the rights of Noteholders to receive distributions of interest and principal and to the extent described herein. The principal balance of the Certificates, to the extent not previously paid, will be due on the Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Certificates is paid may be earlier than the Final Scheduled Distribution Date based on a variety of factors.

     On each Distribution Date, prior to the Cross-over Date, the Certificateholders will be entitled to receive the Principal Liquidation Loss Amount for such Distribution Date. The "Principal Liquidation Loss Amount" for any Distribution Date will equal the amount, if any, by which the sum of the aggregate outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution
Date) exceeds the sum of the Pool Balance plus the amounts remaining on deposit in the Pre-Funding Account, if any, at the close of business on the last day of the related Due Period. The Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Certificates and liquidation losses on the Contracts, will not be paid to the Certificateholders.

Repayment

     In the event of an Optional Purchase or Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate. An Optional Purchase of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date on which the Pool Balance is 10% or less of the Initial Pool Balance (as hereinafter defined). An Auction Sale will occur at any time, and may result in the sale of the Contracts remaining in the Trust, within ten days following a [Distribution] Date as of which the Pool Balance is 5% or less of the Initial Cut-off Date Pool Principal Balance.

Subordination

     The rights of Certificatholders to receive distributions of interest and principal are subordinated to the rights of Noteholders to receive payment in full of all amounts of interest and principal to which the Noteholders are entitled to receive on the related Distribution Date. Consequently, no distribution will be made to the Certificateholders on any Distribution Date (except pursuant to the Limited Guarantee) in respect of (i) interest or principal until the full amount of interest and principal on the Class A Notes payable on such Distribution Date has been distributed to the Class A
Noteholders and (ii) principal until the Class A Notes have been paid in full, other than distribution in respect of the Principal Liquidation Loss Amount.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

     Persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

     DTC is a  limited-purpose  trust  company  organized  under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities
                                      -49-
transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Security Owners who are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants or Indirect Participants (unless and until Definitive Securities are issued). In addition, Security Owners will receive all distributions of principal and interest on the Securities through DTC and its Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners. It is anticipated that the only "Holder" or "Securityholder," as such terms are used herein, will be Cede, as nominee of DTC. Security Owners will not be recognized by the Trustees as Securityholders, as such term will be used in the Sale and Servicing Agreement, and Security Owners will only be permitted to exercise the rights of Securityholders indirectly through DTC and its Participants. Security Owners will not receive or be entitled to receive Definitive Notes or Definitive Certificates representing their respective interests in the Securities, except under the limited circumstances described below.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as result of sales of Securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons directly holding Notes or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

     While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC will be required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and Certificates and will be required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities will be similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a Security Owner to pledge Notes or Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical certificates for such Securities.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trusts companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participants, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium Office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operators, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of the dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear thorough, or maintain a custodial relationship with a Euroclear Participants, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository ability to effect such actions on its behalf through DTC.

     Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Notes and Certificates only through Participants by instructing such Participants to transfer such Notes and
Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securities Owners.

     DTC has advised the Company and the Trustees that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Securityholder under the Sale and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     NEITHER THE TRUST, THE SELLER, THE SERVICER, CIT, THE AFFILIATED PURCHASER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF, OR INTEREST ON, THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT, EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

Definitive Securities

     The Notes and Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, together "Definitive Securities") to Security Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustees in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities and the Trustees or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Note Owners and Certificate Owners representing in the aggregate not less than a majority of the Notes Principal Balance or Certificate Principal Balance advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Note Owners or Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the global notes and global certificates representing the Notes and Certificates and instructions for re-registration, the Trustee will issue the Notes as Definitive Notes and the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Notes and Definitive Certificates as Noteholders and Certificateholders, respectively under the Sale and Servicing Agreement ("Noteholders" and "Certificateholders" respectively, and together "Securityholders" or "Holders").

     Distributions of principal of the Securities and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Sale and Servicing Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Securities were registered on the Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or the Security Registrar. The final payment on any Securities (whether Definitive Securities or the Securities registered in the name of Cede representing the Securities), however, will be made only upon presentation and surrender of such Note or Certificate at the office or agency specified in the notice of final distribution to Holders.

     Definitive Securities will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Security Holders

     If Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the Certificate Balance, within five (5) Business Days afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Purchase Agreements and the Trust Documents (provided such Certificateholders (i) state that they wish to communicate with other Certificateholders with respect to their rights under the Purchase Agreements, the Trust Documents or under the Certificates and (ii) provide the Trustee and the Servicer with a copy of the proposed communication). The Purchase Agreements and Trust Documents will not provide for the holding of any annual or other meetings of Certificateholders.

     If Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or by holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes, within five
(5) Business Days afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture (provided such Noteholders (i) state that they wish to communicate with other Noteholders with respect to their rights under the Indenture and (ii) provide the Trustee and the Servicer with a copy of the proposed communication). The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

Statements to Securityholders

     On each Distribution Date, the Servicer will include with each distribution to each Securityholder a statement, setting forth the following information for the related Due Period:

          (i) the amount of the distribution allocable to principal of the Notes and to the Certificate Balance of the Certificates, including any overdue principal;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

          (iii) the Pool Balance, the Note Pool Factor and the Certificate Pool Factor as of the end of the related Due Period;

          (iv) the Servicing Fee for the related Due Period, including any overdue Servicing Fee;

          (v) the amount of Monthly Advances and Non-Reimbursable Payments on such date;

          (vi) the amount, if any, withdrawn from the Reserve Fund and distributed to Noteholders with respect to such Distribution Date;

          (vii) the amount available in the Reserve Fund, after giving effect to any deposit to or withdrawal with respect to such Distribution Date, and such amount expressed as a percentage of the Pool Balance;

          (viii) the aggregate principal balance of all Contracts which were delinquent 30 days or more as of the last day of the related Due Period;

          (ix) during the Funding Period, the amount of funds on deposit in the Pre- Funding Account;

          (x) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts;

          (xi) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust on the related Distribution Date;

          (xii) the aggregate outstanding principal balance of the Notes as of such Distribution Date after giving effect to any distributions on such Distribution Date; and

          (xiii) the Certificate Balance as of such Distribution Date (after giving effect to any distributions on such Distribution Date).


     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer will furnish to each person who at any time during such calendar year shall have been a Securityholder a statement containing the sum of the amounts described in clauses (i) through (___) above for such calendar year for the purposes of such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."


                THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements") and the Sale and Servicing Agreement, any Subsequent Transfer Agreements and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreements and the Trust Documents.

Sale and Assignment of the Contracts

     On or prior to the Closing Date, pursuant to a Purchase Agreement between CITSF and the Company, CITSF will sell and assign to the Company, without recourse, its entire interest in and to the Contracts, including its security interests in the Financed Vehicles. On the Closing Date, the Company will sell and assign to the Owner Trustee, without recourse, all of its right, title and interest in and to the Contracts, including its security interests in the Financed Vehicles. Each Contract will be identified in a schedule appearing as an exhibit to each of the Purchase Agreement and the Sale and Servicing Agreement (the "Schedule of Contracts") which includes, among other things, the Contract Rate, Initial Cut-off Date Principal Balance and date of the last scheduled payment for each Contract. The Owner Trustee will, concurrently with the sale and assignment of the Contracts to it pursuant to the Sale and Servicing Agreement, execute, authenticate and deliver the Notes and Certificates to the Company in exchange for the Contracts. The Company will sell the Notes and the Certificates to the Underwriter.

     CITSF will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the Closing Date, including that (i) as of the Initial Cut-off Date, the most recent scheduled payment of principal and interest was made by or on behalf of the related Obligor or was not delinquent more than 60 days; (ii) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File; (iii) each Contract is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (iv) no right of rescission, set-off, counterclaim or defense, including the defense of usury, has been asserted with respect to any Contract;
(v) the Obligor on each Contract is required to maintain physical damage insurance covering the related Financed Vehicle in accordance with CITSF's normal requirements; (vi) each Contract was originated by a Dealer and was purchased by CITSF in the ordinary course of its business; (vii) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract to the Company under the Purchase Agreement, to the Owner Trustee pursuant to the Sale and Servicing Agreement or pursuant to a transfer of the Notes and Certificates, or the ownership of the Contracts by the Trust, unlawful; (viii) each Contract complies with all requirements of law in all material respects; (ix) no Contract has been satisfied, subordinated in whole or in part or rescinded, and no Financed Vehicle has been released from the lien of the related Contract in whole or in part; (x) each Contract creates a valid and enforceable first priority security interest in favor of CITSF or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related Dealer, has been assigned to CITSF), such security interest has been assigned by CITSF to the Company and by the Company to the Trust, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF; (xi) all parties to each Contract had capacity to execute such Contract; (xii) no Contract has been sold, assigned or pledged by CITSF to any person other than the Company (or by the Company to any person other than the Trust) and, prior to the transfer of the Contracts by CITSF to the Company and the transfer thereof by the Company to the Trust, CITSF or the Company, respectively, had good and marketable title to each Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Company;
(xiii) as of the Initial Cut-off Date, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (i) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and CITSF has not waived any of the foregoing; (xiv) there are, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (xv) each Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the
                                      -55-
term of such Contract; (xvi) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security (except as may be limited by creditors' rights generally); (xvii) the description of each Contract set forth in the Schedule of Contracts is true and correct; (xviii) no Obligor is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof; (xix) if the Obligor is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and the Contract is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Soldiers' and Sailors' Civil Relief Act"), or the California Military Reservist Relief Act of 1991 (the "Military Reservist Relief Act"), such Obligor (each, a "Relief Act Obligor") has not made a claim to CITSF that (A) the amount of interest on the Contract should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the perionaof Guch Obligor's active duty status or (B) payments on the Contract should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of CITSF; (xx) there is only one original executed copy of each Contract, which, immediately prior to the execution of the Sale and Servicing Agreement, was in the possession of CITSF; (xxi) the Contract is "chattel paper" as defined in the New Jersey UCC; and (xxii) the Contract satisfies the selection criteria discussed above under "The Contract Pool--General."

     Under the terms of the Sale and Servicing Agreement and subject to certain conditions specified in the Sale and Servicing Agreement, CITSF will be obligated to purchase for the Purchase Price (as defined below) any Contract not later than the first Determination Date which is more than 90 days after CITSF becomes aware or should have become aware, or of CITSF's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of CITSF in the Sale and Servicing Agreement referred to in the preceding paragraph that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. CITSF shall effect such purchase by depositing the Purchase Price for such Contract in the Certificate Account on the date specified in the Sale and Servicing Agreement. The "Purchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of purchase, 30 days' interest thereon in an amount equal to the sum of (i) the product of one-twelfth of the weighted average of the Pass-Through Rate and of the Class A Rate and the remaining principal amount outstanding on the Contract and (ii) accrued and unpaid Servicing Fees thereon at the Servicing Fee Rate to the date of such purchase. This purchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations under the Sale and Servicing Agreement).

     To reduce administrative costs, the Owner Trustee will appoint the Servicer as initial custodian of the Contracts. The Contracts will not be stamped or otherwise marked to reflect the transfer of the Contracts by CITSF to the Company and by the Company to the Trust, and will not be segregated from the other installment sale contracts of CITSF. CITSF's accounting records and computer systems will reflect the sale and assignment of the Contracts by CITSF to the Company and by the Company to the Trust, and UCC financing statements perfecting such sale and assignment will be filed. The Obligors under the Contracts will not be notified of the transfer of the Contracts to the Company or to the Trust. See "Certain Legal Aspects of the Contracts."

     CITSF, the Company and the Trust will treat each of the transfers of the Contracts from CITSF to the Company and from the Company to the Trust as a sale. As a result of the sale of the Contracts by CITSF to the Company and by the Company to the Trust, the Contracts will not be part of the assets of either CITSF or the Company and should not be available to their respective creditors. However, in the event of the insolvency of CITSF or the Company, it is possible that a trustee in bankruptcy, conservator or receiver for, or a creditor of, CITSF or the Company, as the case may be, may argue that the transaction between CITSF and the Company or between the Company and the Trust, as the case may be, was a pledge of the Contracts to secure a loan, rather than a true sale. This position, if asserted, could prevent timely payments of amounts due on the Certificates and, if accepted by the court, may result in delays or reductions in distributions of principal and interest on such Securities. Because the Contracts will remain in CITSF's possession and will not be stamped or otherwise marked to reflect the assignment to the Trust, the Trust's interest in the Contracts could be defeated, if a subsequent purchaser were to take physical possession of the Contracts without knowledge of the assignment. See "Certain Legal Aspects of the Contracts."

Accounts

     The Servicer will establish and maintain with the Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account") by the Servicer. The Servicer will establish and maintain with the Indenture Trustee an account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account and the Reserve Fund for payment to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the Owner Trustee an account in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account and Guarantee Payments for payment to the Certificateholders will be deposited and from which distributions to the Certificateholders will be made (the "Certificate Distribution Account").

     All amounts held in each of the accounts established by the Servicer shall be invested in Eligible Investments that mature not later than the Business Day preceding the Distribution Date next succeeding the date of investment. "Eligible Investments" are limited to investments, specified in the Sale and Servicing Agreement, which meet the criteria of Moody's and Standard & Poor's from time to time as being consistent with their then-current ratings of the Securities.

Servicing Procedures

     The Servicer will make reasonable efforts to collect all payments due with respect to the Contracts and, in a manner consistent with the Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to comparable recreational vehicle installment sale contracts it services for itself and others. See "Certain Legal Aspects of the Contracts." Consistent with its normal procedures, the Servicer may, in its discretion, arrange with an Obligor to extend or modify the payment schedule on a Contract. Notwithstanding the foregoing, the Servicer may not extend the stated maturity of a Contract beyond the scheduled maturity of the Contract having the latest stated maturity as of the Initial Cut-off Date. The Servicer will follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Contract with respect to which it determines that eventual payment in full is unlikely or to realize upon any Defaulted Contract. With respect to any Due Period, a "Defaulted Contract" means any Contract (except for a Repurchased Contract) in respect of which payments exceeding $25 in the aggregate were delinquent 120 days or more as of the last day of such Due Period. The Servicer may sell the related Financed Vehicle securing such Contract at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts." The net proceeds of such realization will be deposited in the Collection Account.

     Under the Sale and Servicing Agreement, the Servicer will be required to use its best efforts to require the Obligors to obtain and maintain theft and physical damage insurance on the Financed Vehicles in accordance with the policies and procedures employed by the Servicer with respect to comparable new or used recreational vehicle receivables that it services for itself or others.

     The Sale and Servicing Agreement will require the Servicer to follow such normal collection practices and procedures as it deems necessary or advisable.

     The Sale and Servicing Agreement provides that neither the Servicer nor the Company, nor any director, officer, employee or agent of the Servicer or the Company, will be under any liability to the Trust or the Securityholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the Servicer, the Company or any such person will not be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in compliance with the standards of care set forth in the Sale and Servicing Agreement. The Servicer or the Company may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer and the Company will be entitled to be reimbursed therefor out of the Collection Account.

     The Servicer shall keep in force throughout the term of the Agreement (i) at such time as the long-term debt of its parent is rated less than ___ by __________, policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of recreational vehicle contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

     A breach of certain covenants made by CITSF as Servicer in the Sale and Servicing Agreement that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Sale and Servicing Agreement.

Servicing Compensation

     The Servicer will be entitled to receive the Servicing Fee for each Due Period, payable on the following Distribution Date, equal to the sum of (i) the product of 1.00% per annum (the "Servicing Fee Rate") and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date), based on the number of days in such Due Period and a 365-day year and (ii) any investment earnings on amounts on deposit in the Collection Account. In addition, the Servicer will be entitled to collect and retain any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts ("Late Fees"). Payments to the Servicer of such amounts will compensate the Servicer for performing the functions of a third party servicer of recreational vehicle receivables as an agent for the Trustee, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting federal income tax information to Obligors, paying costs of disposition of defaults, monitoring the collateral in cases of Obligor default and handling the foreclosure or other liquidation of the Financed Vehicle in appropriate instances.

     The Servicing Fee and Late Fees also will compensate the Servicer for administering the Contracts, including reimbursing the Servicer for accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information. The Servicing Fee and Late Fees also will compensate the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering and servicing the Contracts.

Collections

     The Servicer will deposit all payments on or with respect to the Contracts received from obligors and all proceeds of Contracts collected during each Due Period into the Collection Account not later than two Business Days after receipt. However, at any time that (i) CITSF remains the Servicer under the Sale and Servicing Agreement and The CIT Group Holdings, Inc. (the parent of the Servicer) has and maintains a short-term debt rating of ___ or higher by Moody's and ______ by Standard & Poor's (the "Required Servicer Ratings"), or (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the Sale and Servicing Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and, in the case of clause (ii) above, the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the Securities, the Servicer will not be required to deposit payments by Obligors on the Contracts in the Collection Account within two Business Days of the date of processing. In such an event, the Servicer may make such deposits on the Business Day immediately preceding the next Distribution Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of the preceding sentence not applied. In the event that the Servicer is permitted to make remittances of collections to the Collection Account on a monthly basis pursuant to satisfaction of the second condition described above, the Sale and Servicing Agreement will be modified, to the extent necessary, without the consent of any Securityholder. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The Company, CITSF or the Servicer, as the case may be, will remit the aggregate Purchase Price of any Contracts to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date.

     The Servicer will not be required to deposit in the Collection Account amounts relating to the Contracts attributable to the following: (a) amounts received with respect to each Contract (or property acquired in respect thereof) that has been purchased by CITSF, the Servicer or the Company pursuant to the Sale and Servicing Agreement and that are not required to be distributed to Securityholders, (b) net investment earnings on funds deposited in the
Collection Account, (c) amounts received as Late Fees, (d) amounts to be reimbursed to the Servicer in respect of unrecoverable Monthly Advances, (e) amounts received in respect of the amounts, if any, of insurance premiums added to the principal balance of a Contract after the Initial Cut-off Date for each such Initial Contract, or after the related Subsequent Cut-off Date for each such Subsequent Contract, and (f) amounts received as liquidation proceeds, to the extent the Servicer is entitled to reimbursement of liquidation expenses related hereto.

Monthly Advances

     With  respect  to each  Contract  as to which  there  has been an  Interest
Shortfall during the related Due Period (other than an Interest Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period), the Servicer shall advance funds in the amount of such Interest Shortfall (each, a "Monthly Advance") but only to the extent that the Servicer, in its good faith judgement, expects to recover such Monthly Advance from subsequent collections with respect to interest on such Contract made by or on behalf of the Obligor thereunder (the "Obligor"), net liquidation proceeds or insurance proceeds with respect to such Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Contract. If the Servicer determines in its good faith judgement that an unreimbursed Monthly Advance shall not ultimately be recoverable from such collections, the Servicer shall be reimbursed for such Monthly Advance from collections on all Contracts and withdrawals from the Reserve Fund. The Servicer will not advance funds in respect of the principal component of any scheduled payment.

     "Interest Shortfall" means with respect to any Contract and any Distribution Date, the excess of (x) the sum of (i) the product of one-twelfth of the weighted average of the Pass-through Rate and the Class A Rate multiplied by the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period, as of the Initial Cut-off Date) calculated on the basis of a 360-day year comprised of twelve 30-day months and (ii) the product of (A) the Servicing Fee Rate, (B) the outstanding principal amount of such Contracts as of the last day of the second preceding Due Period (or, in the case of the first Due Period, as of the Initial Cut-off Date) and (C) a fraction, the numerator of which is the number of days in the related Due Period and the denominator of which is 365, over (y) the amount of interest collected on such Contract in the related Due Period.

     The Servicer will remit any Monthly Advance with respect to each Due Period into the Collection Account not later than the Business Day preceding the next following Distribution Date.

Non-Reimbursable Payment

     When a payment of principal is made on or in respect of a Contract, interest is paid on the unpaid principal balance of such Contract only to the date of such payment. In order that Noteholders and Certificateholders will not be adversely affected by any shortfall in interest resulting from any such payment made prior to the end of any Due Period, the Sale and Servicing Agreement will require the Servicer to deposit into the Collection Account on the Business Day immediately preceding each Determination Date, without the right of subsequent reimbursement, such amount, if any, as may be necessary to assure that the distributions made on the related Determination Date in respect of such Contract to the Servicer and Securityholders include an amount equal to interest at a rate equal to the sum of the Pass-Through Rate and the Servicing Fee Rate on the amount of such principal payment from the date of payment through the last day of the related Due Period (the "Non-Reimbursable Payment").

Distributions

     On or before the Determination Date preceding a Distribution Date, the Servicer will make a determination and inform the Indenture Trustee and the Owner Trustee of the following amounts with respect to the preceding Due Period:
(i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer; (iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer; (iv) the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (v) the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date;
(vi) the Servicing Fee; (vii) the Guarantee Fee; (viii) the aggregate amount of Non-Reimbursable Payments; (ix) the amounts required to be withdrawn from the Reserve Fund for such Distribution Date (which shall be equal to the amount, if any, by which amounts in the Collection Account available for distribution on such Distribution Date is less than the amounts set forth in clauses (a), (b),
(c) and (d) in the following paragraph with respect to such Distribution Date); and (x) any Reserve Fund Shortfall to be deposited in the Reserve Fund, all as described below.

     The "Available Amount" on any Distribution Date is equal to all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts in the related Due Period less the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts) any repossession profits on defaulted Contracts, Liquidation Expenses (as defined in the Sale and Servicing Agreement) incurred and taxes and insurance advanced by the Servicer in respect of Financed Vehicles that are reimbursable to the Servicer under the Sale and Servicing Agreement; any amounts incorrectly deposited in the Collection Account; and net investment earnings on the funds in the Collection Account due to the Servicer pursuant to the Sale and Servicing Agreement and any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Sale and Servicing Agreement.

     On each Distribution Date the Indenture Trustee will withdraw the Available Amount from the Collection Account to make the following payments (to the extent sufficient funds are available therefor) in the following order:

          (a) the aggregate amount of any unreimbursed Monthly Advances made by the Servicer (and which are then due to be reimbursed to the Servicer) shall be paid to the Servicer;

          (b) the Servicing Fee, including any overdue Servicing Fee, will (to the extent not previously retained by the Servicer) be paid to the Servicer;

          (c) the Class A Interest Distribution Amount, including any overdue Class A Interest Distribution Amount and, to the extent permitted by applicable law, interest thereon at the Class A Rate, will be deposited into the Note Distribution Account, for payment to the Noteholders;

          (d) prior to the Cross-over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount, will be deposited into the Note Distribution Account, for payment to the Noteholders;

          (e) the Certificate Interest Distribution Amount, including any overdue Certificate Interest Distribution Amount and, to the extent permitted by applicable law, interest thereon at the Pass-Through Rate, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

          (f) prior to the Cross-over Date, the Principal Liquidation Loss Amount, if any, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

          (g) subsequent to the Cross-over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount;

          (h) the Reserve  Fund  Shortfall  will be  deposited  into the Reserve
     Fund;

          (i) the  Guarantee Fee (as  hereinafter  defined) will be paid to CIT;
     and

          (j) the balance, if any, will be distributed to the Affiliated Purchaser.

     "Reserve Fund Shortfall" for any Distribution Date will be the difference between the Specified Reserve Fund Balance (as defined under "Credit Enhancement" below) and the amount on deposit in the Reserve Fund, to the extent the amount on deposit in the Reserve Fund is less than the Specified Reserve Fund Balance.

     To the extent that the aggregate amounts set forth in clauses (a), (b), (c) and (d) above are greater than the amount on deposit in the Collection Account for any Distribution Date, the Indenture Trustee will withdraw from the Reserve Fund the difference between the aggregate amounts in clauses (a), (b), (c) and
(d) above and the amount on deposit in the Collection Account. Any amount so withdrawn from the Reserve Fund will be deposited by the Indenture Trustee into the Note Distribution Account.

     To the extent that the amount on deposit in the Reserve Fund (after giving effect to any distributions therefrom on such Distribution Date) exceeds the Specified Reserve Fund Balance for any Distribution Date, the Indenture Trustee will withdraw the difference between the amount on deposit in the Reserve Fund and the Specified Reserve Fund Balance. Any amount so withdrawn from the Reserve Fund by the Indenture Trustee will be distributed to the Affiliated Purchaser.


Credit Enhancement

     Reserve Fund. Pursuant to the Sale and Servicing Agreement, the Seller will establish the Reserve Fund with the Indenture Trustee. The Reserve Fund will be funded by an initial deposit from the proceeds of the sale of the Securities, in the form of cash or Eligible Investments maturing on or prior to the Initial Distribution Date on the Closing Date, and having a value of $___________ (the "Reserve Fund Initial Deposit"). The Reserve Fund Initial Deposit will be augmented by Excess Amounts which will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the Reserve Fund at an amount equal to the Specified Reserve Fund Balance. "Excess Amounts" in respect of a Distribution Date will be all interest collections on or in respect of the Contracts on deposit in the Certificate Account in respect of such Distribution Date, after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicing Fee (including any unpaid Servicing Fees with respect to one or more prior Due Periods) and after giving effect to all distributions of interest and principal required to be made to the holders of the Class A Notes and the Certificateholders on such Distribution Date. Amounts in the Reserve Fund on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Fund Balance for such Distribution Date generally will be released to the Affiliated Purchaser.

     The "Specified Reserve Fund Balance" with respect to any Distribution Date will be equal to $_______, except that in the event that on any Distribution Date (i) the annualized average for the three preceding Due Periods of the ratio of net losses (i.e., the balances of all Contracts which are determined to be uncollectible in the Due Period, less any Liquidation Proceeds) to the Pool Balance as of the first day of each such Due Period exceeds ____% or (ii) the average for the three preceding Due Periods of the ratio of the number of Contracts that have been repossessed but not yet sold or are delinquent __ days or more to the outstanding number of Contracts exceeds ___%, then the Specified Reserve Fund Balance for such Distribution Date shall be an amount equal to the percentage of the Pool Balance as of the first day of such Due Period determined by deducting from ____ percent the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the Certificate Balance and the denominator of which is the Pool Balance (both as of the first day of such Due Period), but in no event shall the Specified Reserve Fund Balance be more than $________, or less than $________. On any Distribution Date on which the aggregate balance of the Certificates is $________ or less after giving effect to distributions on such Distribution Date, the Specified
Reserve Fund Balance shall be the greater of the amount set forth in the immediately preceding sentence or $__________.

     The Reserve Fund will be property of the Trust.

     Subordination of Certificates. The rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Class A Noteholders, to the limited extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Class A Noteholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Noteholders limited protection against losses in respect of the Contracts.

     No distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest or principal until the full amount of interest and principal on the Class A Notes payable on such Distribution Date has been distributed to the Class A Noteholders and (ii) principal until the Class A Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.

     The protection afforded to the Class A Noteholders by the subordination feature described above will be effected both by the preferential right of the Class A Noteholders to receive, to the extent described herein, current distributions from collections on or in respect of the Contracts and by the establishment of the Reserve Fund for the benefit of the Class A Noteholders. See "--Reserve Fund" above.

     Limited Guarantee. In order to mitigate the effect of the subordination of the Certificates and liquidation losses on the Contracts, CIT will provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Certificates. Each payment required to be made under the Limited Guarantee is referred to as a "Guarantee Payment". Prior to the Cross-Over Date and subject to the Guarantee Payment Limit, the "Guarantee Payment" will equal the amount, if any, by which (a) the sum of (i) the amount of interest payable to the Certificateholders for such Distribution Date, and (ii) the Principal Liquidation Loss Amount, if any, exceeds (b) the Amount Available remaining for distribution to the Certificateholders after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicer Payment and distributions of interest and principal have been paid to the Noteholders on such Distribution Date. On each Distribution Date on or after the Cross-Over Date and subject to the Guarantee Payment Limit, the "Guarantee Payment" will equal the amount, if any, by which (a) the sum of the amount of interest and principal payable to the Certificateholders on such Distribution Date exceeds
(b) the Amount Available remaining after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicer Payment.

     In no event will the aggregate amount paid under the Limited Guarantee (including the Principal Liquidation Loss Amount) exceed $
(the  "Guarantee Payment Limit").

     The Limited Guarantee will be an unsecured general obligation of CIT and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guarantee will not benefit in any way, or result in any payment to, the Noteholders.

     The Sale and Servicing Agreement will specify the circumstances under which distributions that would otherwise be paid to the Affiliated Purchaser will instead be paid to CIT to reimburse it for Guarantee Payments and interest thereon.

      As compensation for providing the Limited Guarantee, CIT will be entitled to receive a Guarantee Fee on each Distribution Date equal to 1/12 of the product of [0.25%] and the aggregate outstanding principal balance of the Contracts as of the end of the second Due Period preceding such Distribution Date (or, in the case of the first Distribution Date, the Initial Cut-off Date) (the "Guarantee Fee").

Net Deposits

     As an administrative convenience, the Servicer will under certain circumstances be permitted to make deposits of collections, Monthly Advances, Non-Reimbursable Payments and the aggregate Purchase Price of Contracts purchased by it for, or with respect to, a Distribution Date net of distributions to be made to the Servicer with respect to such Distribution Date (including, without limitation, Servicing Fee, reimbursement of nonrecoverable Monthly Advances and amounts to be deducted in the definition of "Available Amount" set forth under "Distributions" above). The Servicer, however, will account to the Indenture Trustee, the Owner Trustee and to the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

Statements to Trustees and Trust

     Prior to each Distribution Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee as of the close of business on the last day of the preceding Due Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described above under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

     The Sale and Servicing Agreement will require the Servicer to deliver to the Trustees a monthly report prior to each Distribution Date, setting forth certain information regarding the Contract Pool and the Securities. Each such report to the Trustees will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. The Sale and Servicing Agreement will require that on or before April 1 of each year, the Servicer will deliver to the Trustees a report of independent public accountants stating that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

     The Servicer will furnish to the Trustees such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

Certain Matters Regarding the Servicer

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. Such resignation will not become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and Certificateholders thereunder.

     Any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer, which corporation or other entity assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

Servicer Default

     A "Servicer Default" under the Sale and Servicing Agreement will consist of
(i) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for five (5) Business Days after the written notice from the Indenture Trustee or the Owner Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement that materially and adversely affects the rights of the Noteholders or Certificateholders which continues unremedied for 60 days after the giving of written notice of such failure or breach (1) to the Servicer by the Indenture Trustee or the Owner Trustee or (2) to the Servicer, the Indenture Trustee and the Owner Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding Notes or Certificates (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee and the Indenture Trustee to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default); (iii) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; or (v) the Servicer no longer qualifies as an Eligible Servicer (as defined in the Sale and Servicing Agreement).

Rights Upon Servicer Default

     As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may, and at the written direction of the holders of Notes evidencing not less than a majority in principal amount of such then outstanding Notes, shall, unless prohibited by applicable law, terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law) the Indenture Trustee or a successor Servicer under the Sale and Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Indenture Trustee nor any successor servicer will assume any obligation of CITSF to purchase Contracts for breaches of representations or warranties, and the Indenture Trustee or the successor Servicer will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Sale and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner CITSF's obligation to purchase certain Contracts for breaches of representations or warranties under the Sale and Servicing Agreement. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Indenture Trustee is obligated to act in such capacity, unless the Indenture Trustee is prohibited by law from so acting. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to CITSF as Servicer under the Sale and Servicing Agreement.

Waiver of Past Defaults

     The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of the Certificates evidencing not less than a majority of the Certificate Balance, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the trust accounts in accordance with the Sale and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' right with respect to subsequent defaults.

Amendment

     Each of the Purchase Agreements and the Trust Documents may be amended by the parties thereto, without prior notice to or the consent of the related Noteholders or Certificateholders (i) to cure any ambiguity, (ii) correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add or amend any provision as required by Moody's or Standard & Poor's to maintain or improve the rating of the Certificates, (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer, the Owner Trustee or the Indenture Trustee, or (v) make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of such agreement; provided that, in the case of an amendment pursuant to clause (v), such action will not, in the opinion of counsel (which may be internal counsel to the Company or the Servicer), adversely affect in any material respect the interests of any Noteholder or Certificateholder. Each such agreement may also be amended by the parties thereto, with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner the rights of such Noteholders or Certificateholders; except, that no such amendment, may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note or Certificate, any Interest Rate, any Pass-Through Rate or the Specified Reserve Account Balance or (ii) reduce the aforesaid percentage required of Noteholders and Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.

Insolvency Event

     If any of certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to such person indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs with respect to the Affiliated Purchaser, the Contracts shall be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (i) each of the Certificateholders (other than the Affiliated Purchaser), and (ii) each of the Noteholders to the effect that each such party disapproves of the liquidation of such Contracts and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Affiliated Purchaser, notice thereof is required to be given to the Noteholders and Certificateholders; except that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of such Trust (other than the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the related Collection Account. If the proceeds from the liquidation of the Contracts and any amounts on
deposit  in  the  Reserve  Account,   the  Note  Distribution  Account  and  the
Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, the amount of principal returned to the Certificateholders will be reduced and the Certificateholders will incur a loss. See "Special Considerations--Certain Legal Aspects".

Affiliated Purchaser Liability

     Under the Trust Agreement, the Affiliated Purchaser will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act of which the Affiliated Purchaser were a general partner.

Termination

     The obligations of the Servicer, the Company, the Affiliated Purchaser, the Owner Trustee and the Indenture Trustee pursuant to the Purchase Agreements and the Trust Documents will terminate with respect upon the earliest to occur of
(i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust,
(ii) the payment to Securityholders of all amounts required to be paid to them pursuant to the Purchase Agreements and the Trust Agreement and (iii) the occurrence of either event described below.

     In order to avoid excessive administrative expenses, the Company or the Servicer will be permitted at its option to purchase from the Trust, on any Distribution Date following a Record Date as of which the Pool Balance is 10% or less of the Initial Pool Balance, all remaining Contracts at a price equal to the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses). In the event that both the Company and the Servicer, or any successor to the Servicer, elect to purchase the Contracts, the party first notifying the Trustee (based on the Trustee's receipt of such notice) shall be permitted to purchase the Contracts. Exercise of such right will effect early retirement of the Securities. The "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

     Within ten days following a [Distribution] Date as of which the Pool Balance is 5% or less of the Initial Cut-off Date Pool Principal Balance, the Trustee shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Record Date. Any purchaser of the Contracts must agree to the continuation of CITSF as Servicer on terms substantially similar to those in the Sale and Servicing Agreement. Any such sale will effect early retirement of the Securities.

     The Owner Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for recreational vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Contracts and must equal the sum of (i) the greater of (a) the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account available for distribution to Securityholders for such second succeeding Determination Date would result in proceeds sufficient to distribute the amount of monthly principal and interest for such Distribution Date and any unpaid principal and interest with respect to one or more prior Distribution Dates, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any unreimbursed Monthly Advances for which it is entitled to reimbursement and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Due Periods. The Trustee may consult with financial advisors, including any Underwriter, to determine if the fair market value of such Contracts has been offered. Upon the receipt of such bids, the Trustee shall sell and assign such Contracts to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, the Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, the Trustee may from time to time solicit bids in the future for the purchase of such Contracts upon the same terms described above.

     The Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Servicer for deposit into an escrow account. Thereafter, Securityholders shall look only to such escrow account.


                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of recreational vehicle contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

General

     As a result of the assignment of the Contracts to the Owner Trustee, the Trust will succeed collectively to the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Financed Vehicle to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") as in effect in the various states of origination of the Contracts. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Sale and Servicing Agreement, the Servicer will retain possession of the Contracts as custodian for the Owner Trustee, and will make an appropriate filing of a UCC-1 financing statement in New Jersey to perfect the sale of the Contracts by the Company to the Owner Trustee. The Contracts will not be stamped to reflect their assignment from CITSF to the Company or from the Company to the Owner Trustee.

     Under the Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of the Trust's interest in the Contracts and the proceeds thereof. CITSF will warrant in the Sale and Servicing Agreement, with respect to each Contract, that, as of the Closing Date for each Initial Contract, and as of the related Subsequent Transfer Date for each Subsequent Contract, the Contract has not been sold, transferred, assigned or pledged by CITSF to any person other than the Company, that immediately prior to the transfer and assignment of the Contracts to the Company, CITSF has good and marketable title thereto, free and clear of all liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the

Company will have good and marketable title to the Contract, free and clear of all liens, encumbrances, security interests and rights of others, and that the transfer has been perfected under applicable law. In the event of an uncured breach of any such warranty that materially adversely affects the interest of the Trust in a Contract transferred by the Company to the Trust, the only recourse of the Certificateholders, the Owner Trustee, or the Trust would be to require CITSF to purchase such Contract.

     Pursuant to the Sale and Servicing Agreement, the Servicer will have custody of the Contracts sold to the Trust. The Contracts and related certificates of title will not be physically marked or segregated to indicate that such Contracts have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Contracts for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Contracts, such purchaser would acquire an interest in the Contracts superior to the interest of the Trust.

Security Interests in the Financed Vehicles

     General. Installment sale contracts such as the Contracts evidence the credit sale of recreational vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related recreational vehicles under the UCC. In most states (including California), perfection rules relating to security interests in recreational vehicles are generally governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title title or by delivery of the certificate of title and payment of a fee to the statemotor vehicle authority, depending on particular state law. In states that do not have a certificate of title statute or that make no provision for notation of a security interest on a certificate of title, perfection is usually accomplised by filing pursuant to the provisions of the UCC. In most states, including California, a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Contract prohibits the sale or transfer of the related Financed Vehicle without the consent of CITSF.

     Perfection of Sale. Pursuant to the Purchase Agreement, CITSF will sell and assign its interests in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Company and, pursuant to the Sale and Servicing Agreement, the Company will sell and assign its interest in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Owner Trustee. UCC financing statements to perfect the sale of (i) CITSF's interests in the Contracts and the Financed Vehicles to the Company and (ii) the Company's interests in the Contracts and the Financed Vehicles to the Owner Trustee, will be filed.

     Perfection of CITSF's Security Interest in the Financed Vehicles. The certificates of title relating to the Financed Vehicles name CITSF as the secured party. In those instances where no certificate of title is applicable under state law, a UCC-1 financing statement has been filed. CITSF takes all actions necessary under the laws of the state in which the related recreational vehicles are located to perfect its security interest in such recreational vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title or delivering the required documents and fees, and obtaining possession of the certificate of title (if possible). In the event CITSF fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under the UCC rather than under a motor vehicle title law), the Securityholders may not have a first priority security interest in the Financed Vehicle securing a Contract. In the Sale and Servicing Agreement, CITSF has represented as of the Closing Date that each Contract creates a valid and enforceable first priority security interest in favor of CITSF or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related Dealer, has been assigned to CITSF) and such security interest has been assigned by CITSF to the Company, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF. A breach by CITSF of such warranty that materially adversely affects the Trust's interest in any Contract would require CITSF to purchase such Contract unless such breach is cured within 90 days.

     Perfection of Trust's Security Interest in Financed Vehicles. In each case, except where applicable laws require the filing of a UCC-1 financing statement, the certificate of title names CITSF as the secured party. However, because of the administrative burden and expense, neither CITSF, the Company nor the Trust will amend any certificate of title to identify the Trust as the new secured party on the certificate of title relating to the Financed Vehicles. However, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the Sale and Servicing Agreement. See "The Purchase Agreements and the Trust
Documents--Sale and Assignment of the Contracts." Accordingly, CITSF will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles.

     (i) California. A security interest in a motor vehicle registered in the State of California (in which the greatest number of Financed Vehicles are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as "legal owner" thereon or if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as "legal owner." However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the "legal owner." Accordingly, under California law, an assignment such as that under each of the Purchase Agreement and the Sale and Servicing Agreement is an effective conveyance of CITSF's and the Company's perfected security interest, as the case may be, without such reregistration, and under the Purchase Agreement the Company will succeed to CITSF's, and under the Sale and Servicing Agreement the Trust will succeed to the Company's, rights as secured party.

     (ii) Other States. In most states, assignments such as those under the Purchase Agreement and the Sale and Servicing Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Because of the administrative burden and expense, none of CITSF, the Company or the Trust will amend any certificate of title to identify the Trust as the new secured party on the certificate of title relating to the Financed Vehicles. Although re-registration of the recreational vehicle in such states is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as the secured party on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. In the absence of fraud, forgery or administrative error, the notation of CITSF's lien on the certificates of title will be sufficient in most states to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. However, with respect to Financed Vehicles in states in which the Trust failed to obtain a first perfected security interest because it is not identified as the secured party on the certificate of title, its security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of first perfected security interests therein.

     Continuity of Perfection. Under the laws of most states, a perfected security interest in a recreational vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such recreational vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. In those states (including California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.

     In the ordinary course of servicing the Contracts, CITSF will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, CITSF must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the Financed Vehicles.

     CITSF, as Servicer, will continue to hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the Sale and Servicing Agreement. In the Sale and Servicing Agreement, CITSF, as Servicer, will covenant that it will not release the Financed Vehicle securing any Contract from the security interest granted therein except as contemplated by the Sale and Servicing Agreement. CITSF, as Servicer, will also covenant that it shall not impair the rights of the Trust in the Contacts or take any action inconsistent with the Trust's ownership of the Contracts, except as permitted by the Sale and Servicing Agreement. A breach of either such covenant that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Sale and Servicing Agreement.

     Priority of Certain Liens Arising by Operation of Law. Under the laws of California and of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreational vehicle. CITSF will represent and warrant in the Sale and Servicing Agreement that, as of the Closing Date, there were, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract, which are or may be liens prior or equal to the lien of the Contract. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Owner Trustee or Securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the date of initial issuance of the Securities would not give rise to CITSF's purchase obligation under the Sale and Servicing Agreement.

Repossession

     In the event of defualt by an obligor, the holder of the related installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related recreational vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions (not including California), the secured party is required to notify the debtor of the default and the intent to repossess the collateral and be given a time period within which to cure the default prior to repossession. In most states (including California), under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in California and most other states. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Most courts (including courts in California) have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of a recreational vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

Certain Matters Relating to Insolvency

     CITSF and the Company intend that the transfer of Contracts from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITSF or the Company, or CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITSF or the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders.

     Although other courts have held otherwise, a case (Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied 114 S.Ct. 554 (1993))
decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that, under Article 9 of the UCC, "accounts" (as defined in the UCC) sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of the accounts was perfected under the UCC. UCC
Article 9 applies to the sale of "chattel paper" (as defined in the UCC) as well as the sale of "accounts" and, although the Contracts constitute chattel paper under the UCC rather than accounts, perfection of a security interest in both chattel paper and accounts may be accomplished under the UCC by the filing of a UCC-1 financing statement. If, following a bankruptcy of CITSF or of he Company, a court were to follow the reasoning of the Tenth Circuit reflected in the case described above, then the Contracts would be included in the bankruptcy estate of CITSF or the Company, as the case may be, and delays in payments of collections on or in respect of the Contracts, or loss of principal and interest in respect of the Certificates, could occur.

     The Company has taken steps in structuring the transactions described herein that are intended to make it unlikely that the voluntary or involuntary application for relief by CITSF under the Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Company with those of CIT. These steps include the creation of the Company as a wholly owned, limited purpose subsidiary of CIT pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business).

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of California and of certain other states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Owner Trustee to enforce consumer finance contracts such as the Contracts.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor under the related Contracts.

     Under California law and most state vehicle dealer licensing laws, sellers of recreational vehicles are required to be licensed to sell vehicles at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract. Neither the Trust nor the Company has obtained any license required under any federal or state consumer or mortgage banking laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement rights. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle
Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the obligor may be able to assert a defense against the seller of the Financed Vehicle.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States of America. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     CITSF will represent and warrant under the Sale and Servicing Agreement that each Contract complies with all requirements of law in all material respects. A breach of such representation and warranty which materially adversely affects the interests of the Trust in any Contract will create an obligation of CITSF to purchase such Contract. See "The Purchase Agreements and Trust Documents--Sale and Assignment of the Contracts."

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a recreational vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Civil Relief Act, an obligor who enters the military service after the origination of such obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sale contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess an affected Contract during the obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the related Financed Vehicle in a timely fashion.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of certain Federal income tax consequences of the purchase, ownership and disposition of the Securities, applicable to initial purchasers of the Securities. Schulte Roth & Zabel, counsel for the Trust is of the opinion that the discussion hereunder fully and fairly discloses all material Federal tax risks associated with the purchase, ownership and disposition of the Securities.

     This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below.

     Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust has been provided with an opinion of Schulte Roth & Zabel regarding certain of the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.

Certain Federal Tax Consequences with Respect to the Notes

     Tax Characterization of the Notes and the Trust. Schulte Roth & Zabel has advised the Trust that, based on the terms of the Notes and the transactions relating to the Contracts as set forth herein, the Notes will be treated as debt for Federal income tax purposes. However, there is no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.

     Schulte Roth & Zabel is also of the opinion that, based on the applicable provisions of the Trust Agreement and related documents, for Federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation and (ii) the Trust will not be treated as a publicly traded partnership taxable as a corporation. However, there are no authorities directly dealing with similar transactions. If the IRS were to successfully characterize the Trust as an association taxable as a corporation for Federal income tax purposes, the income from the Contracts (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which could reduce the amounts available to make payments on the Notes. Likewise, if the Trust were subject to state or local income or franchise tax, the amount of cash available to make payment on the Notes could be reduced.

     If, contrary to the opinion of Schulte Roth & Zabel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be taxable as a corporation.

     Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Some or all of the Notes may be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). The amount of OID on the Notes will equal the difference between the issue price and the principal amount of the Notes unless the OID is less then a statutorily defined de minimus amount.

     OID will accrue to the Noteholders over the life of the Notes, taking account of a reasonable prepayment assumption, based on a constant yield to maturity method, using semi-annual compounding, and properly adjusted for actual prepayments on the Contracts. The portion of OID that accrues during the time a Noteholder owns the Notes (i) constitutes interest includable in the Noteholder's gross income for federal income tax purposes and (ii) is added to the Noteholder's tax basis for purposes of determining gain or loss on the maturity, redemption, prior sale, or other disposition of the Notes. Thus, the effect of OID is to increase the amount of taxable income above the actual interest payments during the life of the Notes.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted to the extent the Noteholder has capital gains for the taxable year, and non-corporate Noteholders can deduct a limited amount of such losses in excess of available capital gains.

     Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust (including a holder of 10% of the outstanding Certificates) or the Affiliated Purchaser nor a "controlled foreign corporation" with respect to which the Trust or the Affiliated Purchaser is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then any payment of such interest will be subject to United States Federal withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year or does not have a tax home in the United States.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty (as modified by the branch profits tax rules).

     Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

Certain Federal Tax Consequences with Respect to the Certificates

     Tax Characterization of the Trust. The Affiliated Purchaser and the Servicer have agreed, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Affiliated Purchaser, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     If the Trust were held to be an "association" taxable as a corporation for Federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). See also the discussion above under "--Certain Federal Tax Consequences with Respect to the Notes--Tax Characterization of the Notes and the Trust." However, in the opinion of Schulte Roth & Zabel, the Trust will not be classified as an association taxable as a corporation because of the nature of its income and because it will not have certain "corporate" characteristics necessary for a business trust to be an association taxable as a corporation.

     Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust or of the Seller. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Contracts.

     Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Contracts including appropriate adjustments for market discount (as discussed below), and any original issue discount and bond premium), investment income from investments in the Trust Accounts and Certificate Distribution Account and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of the Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and Related Documents). The Trust Agreement will provide that the Certificateholders will be allocated taxable income of the Trust for each Interest Period equal to the sum of (i) the amount of interest that accrues on the Certificates for such Interest Period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such Interest Period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust will be allocated to the Affiliated Purchaser. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income greater than the amount of interest accruing on the Certificates based on the Certificate Rate or may be allocated income greater than the amount of cash distributed to them.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. In addition, Section 68 of the Code provides that the amount of certain itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds an inflation-adjusted threshold amount specified in the Code ($114,700 for taxable years beginning in 1995, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deduction otherwise allowable for such taxable year.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Contracts, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     Market Discount. To the extent that the Contracts are purchased by the Trust for a price that is less than the aggregate stated redemption price at maturity of the Contracts, the Trust must account for "market discount" on the Contracts pursuant to Section 1276 of the Code. Any market discount will be accounted for each of the Contracts on an individual basis, and the Trust will make an election to calculate such market discount as it economically accrues. Any income resulting from the accrual of market discount will be allocated to the Certificateholders as described above.

     Original Issue Discount and Bond Premium. It is believed that the Contracts were not and will not be issued with OID or at a premium, and, therefore, the Trust should not have OID income or amortizable bond premium.

     Section 708 Termination. Under Section 708 of the Code, a partnership will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the partnership are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to a new partnership. The Trust may not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjsuted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally he treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferor and Transferee. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

     Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Servicer, on behalf of the Trust, is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Affiliated Purchaser will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the
IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-l. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

     The Affiliated Purchaser, as the "tax matters partner," will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates may be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Tax Consequences

     No advice has been received as to local income, franchise, personal property, or other taxation an any state or locality, or as to the tax effect of ownership of the Securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Securities.


                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

The Notes

     The acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited

Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

The Certificates

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     A plan fiduciary considering the purchase of the Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among CIT, CITSF, the Company and CS First Boston Corporation and _________________________ (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the respective principal amount of the Notes and Certificates offered hereby, as set forth opposite their respective names below:

                                     Principal Amount        Principal Amount
                                     of Certificates            of Notes

CS First Boston Corporation         $                       $
________________________.           $                       $
                                     ==============          ==============
Total                               $                       $
                                     ==============          ==============

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all such Notes or Certificates if any are purchased.

     The Company has been advised by the Underwriters that the Underwriters propose initially to offer the Notes and Certificates to the public at the prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession not in excess of _____% of the Note denominations and not in excess of ____% of the Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of ____% of the Note denominations and not in excess of ____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.


     The Securities have no established trading market. The Underwriters have advised the Company that they intend to act as market makers for the Securities. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.

     CIT and CITSF have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or other applicable securities laws, or to contribute to payments which the Underwriter may be required to make in respect thereof.

                             FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby.

     The Trust has been formed to own the Contracts and the other Trust assets and to issue the Notes and Certificates. The Trust had no assets or obligations prior to the issuance of the Notes and Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus.

                                   RATINGS

     It is a condition to the issuance of the Securities that the Class A Notes be rated ___ by Moody's and ___ by Standard & Poor's and the Certificates be rated ___ by Moody's and ___ by Standard & Poor's. The ratings of the Class A Notes will be based primarily on the value of the Initial Contracts, the Pre-Funding Account, the terms of the Securities and the Reserve Fund. The ratings of the Certificates will be based primarily on the Limited Guarantee provided by CIT. The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security ratings of the Notes and Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel, New York, New York, and for the Underwriters by Stroock & Stroock & Lavan, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Schulte Roth & Zabel.


                                    EXPERTS

     The financial statements listed under the heading "Exhibits, Financial Statement Schedule and Reports on Form 8-K" in the Corporation's 1994 Annual Report on Form 10-K incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refers to a change in the method of accounting for post-retirement benefits other than pensions in 1993.

                            INDEX OF PRINCIPAL TERMS

Affiliated Purchaser....................................................
Asset Service Center....................................................
Auction Sale............................................................
Bankruptcy Code.........................................................
Business Day............................................................
Cede....................................................................
Certificate Distribution Account........................................
Certificate Final Scheduled Distribution Date...........................
Certificate Interest Distribution Amount................................
Certificate Owner.......................................................
Certificate Pool Balance................................................
Certificate Pool Factor.................................................
Certificate Principal Distribution Amount...............................
Certificates............................................................
CIT.....................................................................
CITSF...................................................................
Class A Final Scheduled Distribution Date...............................
Class A Interest Distribution Amount....................................
Class A Notes...........................................................
Class A Principal Distribution Amount...................................
Class A Rate............................................................
Closing Date............................................................
Code....................................................................
Collection Account......................................................
Company.................................................................
Contracts...............................................................
Dealers.................................................................
Definitive Certificates.................................................
Definitive Notes........................................................
Definitive Securities...................................................
Depository..............................................................
Determination Date......................................................
Distribution Date.......................................................
DTC.....................................................................
DTC Rules...............................................................
Due Period..............................................................
Eligible Investments....................................................
ERISA...................................................................
Events of Default.......................................................
Excess Amount...........................................................
Final Scheduled Distribution Date.......................................
Financed Vehicles.......................................................
FTC Rule................................................................
Funding Period..........................................................
Guarantee Payment.......................................................
Holder Securityholder...................................................
Indenture...............................................................
Indenture Trustee.......................................................
Indirect Participants...................................................
Initial Contracts.......................................................
Initial Cut-off Date....................................................
Initial Cut-off Date Pool Principal Balance.............................
Initial Financed Vehicles...............................................
Insolvency Event........................................................
Insolvency Laws.........................................................
Interest Accrual Period.................................................
Interest Shortfall......................................................
IRS.....................................................................
Issuer..................................................................
Late Fees...............................................................

Limited Guarantee.......................................................
Mandatory Prepayment....................................................
Military Reservist Relief Act...........................................
Monthly Advance.........................................................
Moody's.................................................................
Non-Reimbursable Payment................................................
Note Owner..............................................................
Note Distribution Account...............................................
Note Pool Factor........................................................
Note Pool Balance.......................................................
Notes...................................................................
Obligor.................................................................
OID.....................................................................
Optional Purchase.......................................................
Owner Trustee...........................................................
Participants............................................................
Pass-Through Rate.......................................................
Pool Balance............................................................
Pre-Funded Amount.......................................................
prepayments.............................................................
Purchase Agreement......................................................
Purchase Price..........................................................
Rating Agencies.........................................................
Rating Event............................................................
Record Date.............................................................
Related Documents.......................................................
Relief Act Obligor......................................................
Required Servicer Ratings...............................................
Reserve Fund............................................................
Reserve Fund Initial Deposit............................................
Reserve Fund Shortfall..................................................
Sale and Servicing Agreement............................................
Schedule of Contracts...................................................
Securities..............................................................
Servicer................................................................
Servicer Default........................................................
Servicer Letter of Credit...............................................
Servicer Payment........................................................
Servicing Fee Rate......................................................
Servicing Fee...........................................................
Simple Interest Contract................................................
Soldiers' and Sailors' Civil Relief Act.................................
Specified Reserve Fund Balance..........................................
Standard & Poor's.......................................................
Subsequent Contracts....................................................
Subsequent Cut-off Date.................................................
Subsequent Financed Vehicles............................................
Subsequent Transfer Agreement...........................................
Subsequent Transfer Date................................................
Trust...................................................................
Trust Agreement.........................................................
UCC.....................................................................
Underwriters............................................................
Underwriting Agreement..................................................

                                    GLOSSARY

     There follows abbreviated definitions of certain capitalized terms used in this Prospectus. Reference is also made to the Index of Defined Terms. The Purchase Agreements and Trust Documents may contain a more complete definition of certain of the terms defined herein and reference should be made to the Purchase Agreements and Trust Documents for a more complete definition of all such terms.

     "Affiliated Purchaser" means ___________________.

     "Asset Service Center" means CITSF's asset service facility in Oklahoma City, Oklahoma.

     "Bankruptcy Code" means Title 11 of United States Code, 11 U.S.C.ss. 101 et seq.

     "Business Day" means any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the city of New York or ___________ are authorized by law, regulation or executive order to be closed.

     "Certificates" means the __% Asset Backed Certificates issued by the Trust pursuant to the Trust Agreement.

     "CIT" means The CIT Group Holdings, Inc.

     "CITSF" means The CIT Group/Sales Financing, Inc.

     "Class A Notes" means the Class A ___% Asset Backed Notes issued by the Trust pursuant to the Trust Agreement.

     "Class A Rate" means ___% per annum.

     "Closing Date" means ________, 1995.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Company" means The CIT Group Securitization Corporation II.

     "Contract Pool" means the pool of recreational vehicle installment sale contracts transferred by the Company to the Trust.

     "Contracts" means the recreational vehicle installment sale contracts which constitute the corpus of the Trust.

     "Distribution Date" means the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing [July 17, 1995].

     "Due Period", (other than the first Due Period) means the period commencing with the first day of the month (or, if the last day of such month is not a Business Day, the day following the first preceding Business Day) in the month preceding the month in which such Distribution Date occurs and will end on the last day of the month. The first Due Period will commence on and include [June 1, 1995] and will end on and include [June 30, 1995].

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Financed Vehicles" means recreational vehicles which secure a Contract.

     "Indenture" means the Indenture, to be dated as of [June 1, 1995], between the Issuer and the Indenture Trustee

     "Indenture Trustee" means ______________________.

     "Initial Cut-off Date" means ______________, 1995.

     "Interest Accrual Period" means, with respect to any Distribution Date, the period for which interest payable on such Distribution Date on the Securities accrues, which shall be the period from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date, or in the case of the initial Distribution Date, from the Closing Date to but excluding the initial Distribution Date.

     "Issuer"  means  the  CIT RV  Owner  Trust  1995-A  created  by  the  Trust
Agreement.

     "Monthly Advance" means an advance made by the Servicer in respect of a Contract on any Distribution Date pursuant to the Sale and Servicing Agreement.

     "Moody's" means Moody's Investors Service, Inc.

     "Obligor" means each person who is indebted under a Contract or who has acquired a recreational vehicle subject to a Contract.

     "Owner Trustee" means _________________.

     "Pass-Through Rate" means ___% per annum.

     "Pool Balance" means the aggregate principal balance of the Contracts.

     "Purchase Agreement" means the Purchase Agreement to be dated as of [June 1, 1995], between CITSF and the Company.

     "Servicer" means CITSF in its capacity as servicer under the Sale and Servicing Agreement, and any permitted successor thereto under the Sale and Servicing Agreement.

     "Servicing Fee" means the amount payable to the Servicer as compensation for acting as Servicer.

     "Standard & Poor's" means Standard & Poor's Corporation.

     "Trust" means the CIT RV Owner Trust 1995-A created by the Trust Agreement.

     "Trust Agreement" means the Trust Agreement, to be dated as of [June 1, 1995], between the Seller and the Owner Trustee

     "UCC" means the Uniform Commercial Code.

     "Underwriters" means _______________ and ____________________.

================================================================================


     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Servicer or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.





                              -------------------


                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
Available Information....................................
Reports to Securityholders...............................
Documents Incorporated by Reference......................
Summary..................................................
Special Considerations...................................
Structure of the Transaction.............................
The Trust Property.......................................
The Contract Pool........................................
Maturity and Prepayment Considerations...................
Yield Considerations.....................................
Pool Factors.............................................
Use of Proceeds..........................................
The CIT Group Securitization Corporation II, Seller......
The CIT Group/Sales Financing, Inc., Servicer............
The Notes................................................
The Certificates.........................................
Certain Information Regarding the Securities.............
The Purchase Agreements and the Trust Documents..........
Certain Legal Aspects of the Contracts...................
Certain Federal Income Tax Consequences..................
ERISA Considerations.....................................
Underwriting.............................................
Financial Information....................................
Ratings..................................................
Legal Matters............................................
Index of Principal Terms.................................
Glossary.................................................



                                ----------------



     Until ______________________, 1995, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================



================================================================================



                                     CIT RV
                               Owner Trust 1995-A




                             $
                              ---------------------





                       Class A _____% Asset Backed Notes
                        _____% Asset Backed Certificates




                          THE CIT GROUP SECURITIZATION
                                 CORPORATION II
                                     Seller





                              THE CIT GROUP/SALES
                                FINANCING, INC.
                                    Servicer








                                ----------------

                                   PROSPECTUS
                                ----------------




                                CS First Boston


                           -------------------------



================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

 SEC registration fee.............................................      $
 Attorney's fees and expenses.....................................         *
 Accounting fees and expenses.....................................         *
 Blue sky fees and expenses.......................................         *
 Rating agency fees...............................................         *
 Trustee's fees and expenses......................................         *
 Printing expenses................................................         *
 Miscellaneous fees and expenses..................................         *
                                                                        -----
    Total.........................................................      $  *
                                                                        =====
- ------------------

*  To be completed by amendment.


Item 14. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

     Article X of the By-laws of CIT provides, in effect, that, in addition to any rights afforded to an officer, director or employee of CIT by contract or operation of law, CIT may indemnify any person who is or was a director, officer, employee, or agent of CIT, or of any other corporation which he served at the request of CIT, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of CIT or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of CIT or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of CIT or such other corporation, and, in connection with any criminal action proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article X further provides that any person who is or was a director, officer, employee, or agent of CIT or any direct or indirect wholly-owned subsidiary of CIT shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

     In addition, the Registrants maintain directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $65,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.

     Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the Registrants, their directors, certain of their officers and persons who control the Registrants within the meaning of the Securities Act of 1933 against certain liabilities.

Item 15.  Recent Sales of Unregistered Securities

     During June 1994, The CIT Group Securitization Corporation II (the "Company") issued 200 shares of its Common Stock, no par value per share, to The CIT Group Holdings, Inc. ("CIT"). No underwriters were involved in connection with such issuance, which was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     Listed below are all other unregistered securities sold by the Company since its formation. These Certificates were distributed by the placement agent listed below and privately placed by such placement agent with institutional investors in transactions exempt from the registration provisions of the Securities Act.

                                      Principal Amount           Placement
Series           Issue Date            of Certificates             Agent
- ------           ----------           ----------------           ----------
1994-1         July 14, 1994        $42,033,000 (Class A)    Goldman Sachs & Co.
                                         (Approximate)



Item 16.  Exhibits and Financial Statement Schedules.

      a.  Exhibits:

                 1.1*      Form of Underwriting Agreement
                 3.1       Certificate of Incorporation, as amended, of The CIT
                             Group Securitization Corporation II
                 3.2       Bylaws of The CIT Group Securitization Corporation II
                 4.1*      Form of Indenture between the Trust and the Indenture
                             Trustee
                 4.2*      Form of Trust Agreement between the Company and the
                             Owner Trustee
                 4.3*      Form of Sale and Servicing Agreement between the
                             Company,  CITSF and the Owner Trustee
                 5.1*      Opinion of Schulte Roth & Zabel with respect to
                             legality
                 8.1*      Opinion of Schulte  Roth & Zabel with  respect to tax
                             matters
                10.1*      Form of Purchase Agreement
                10.2*      Form of Subsequent Purchase Agreement
                23.1*      Consent of Schulte Roth & Zabel
                23.2       Consent of KPMG Peat Marwick LLP
                24.1       Powers of  Attorney  of The CIT Group  Securitization
                             Corporation  II  (included  on page  II-5)
                24.2       Powers of Attorney  of The CIT Group Holdings,  Inc.
                25.1*      Form T-1 Statement of  Eligibility  under the Trust
                             Indenture Act of 1939 of the Indenture Trustee (bound separately)

- -------------------

*  To be filed by amendment.

      b.  Financial Statement Schedules:

          Not applicable.

Item 17.   Undertakings.

     The undersigned Registrants hereby undertake as follows:

          (a) To provide to the Underwriter at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (e) For purposes of determining any liability under Securities Act, each filing of CIT's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (f) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on May 10, 1995.

                             THE CIT GROUP SECURITIZATION CORPORATION II


                             By: /S/ JAMES J. EGAN, JR.
                                -------------------------------
                                 Name:   James J. Egan, Jr.
                                 Title:  President


                            *By: /S/ JAMES J. EGAN, JR.
                                -------------------------------
                                 Name:   James J. Egan, Jr.
                                 Title:  Attorney-in-Fact


                               POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James J. Egan, Jr., Joseph M. Leone and Norman
H. Rosen, or any of them (with the full power of each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                        Title                                    Date
         ---------                                        -----                                    ----
/S/ JAMES J. EGAN, JR.
- -------------------------               President and Director                                 May 10, 1995
    James J. Egan, Jr.


/S/ JOSEPH M. LEONE                     Executive Vice President and Director                  May 10, 1995
- ------------------------
    Joseph M. Leone


/S/  EDWARD A. FARLEY                    Vice President and Director                           May 10, 1995
- -------------------------
     Edward A. Farley

/S/  ROBIN H. GORDON
- -------------------------                Vice President, Treasurer and Controller              May 10, 1995
     Robin H. Gordon                    (principal financial and accounting officer)


Original powers of attorney authorizing James J. Egan, Jr., Joseph M. Leone and Norman H. Rosen and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by the Corporation and available for examination pursuant to Item 302(b) of Registration S-T.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on May 10, 1995.

                                             THE CIT GROUP HOLDINGS, INC.


                                             By: /S/ ERNEST D. STEIN
                                                 -------------------------------
                                                 Ernest D. Stein
                                                 Executive Vice President,
                                                 General Counsel and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                     Signature and Title                                                                                Date
                     -------------------                                                                                ----
                             *
      ------------------------------------------------
                    Albert R. Gamper, Jr.
      President, Chief Executive Officer, and Director
                (principal executive officer)

                             *
      ------------------------------------------------
                       Hisao Kobayashi
                          Director

                             *                             *By  /S/ ERNEST D. STEIN
       ------------------------------------------------         --------------------------                         May  10, 1995
                       Michio Murata                                Ernest D. Stein
                          Director                                  Attorney-in-fact

                             *
      ------------------------------------------------
                     Joseph A. Pollicino
                          Director

                             *
      ------------------------------------------------
                        Paul N. Roth
                          Director

                             *
      ------------------------------------------------
                       Hideo Kitahara
                          Director


                      Signature and Title                               Date
                      -------------------                               ----


                             *
      ------------------------------------------------
                        Peter J. Tobin
                          Director

                             *
      ------------------------------------------------
                        Toshiji Tokiwa
                           Director

                             *
      ------------------------------------------------
                            Keiji Torii
                              Director

                             *
      ------------------------------------------------
                      William H. Turner
                           Director

                    /S/ JOSEPH J. CARROLL
      ------------------------------------------------             May 10, 1995
                        Joseph J. Carroll
      Executive Vice President and Chief Financial Officer
            (principal financial and accounting officer)


     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Holdings, Inc. and available for examination pursuant to Item 302(b) of Regulation S-T.